                                                                    EXHIBIT 3.11

                           THIRD AMENDED AND RESTATED

                                    AGREEMENT

                                       OF

                               LIMITED PARTNERSHIP

                     SITHE/INDEPENDENCE POWER PARTNERS, L.P.

                            dated as of July 1, 2001

                                TABLE OF CONTENTS

                                                                                                                          Page
                                                                                                                          ----
1.   Definitions.............................................................................................................2

2.   Formation of Partnership...............................................................................................14

3.   Name...................................................................................................................14

4.   Business...............................................................................................................14

5.   Certificate of Limited Partnership.....................................................................................14

6.   Fictitious Business Name Statement.....................................................................................15

7.   Executive Offices......................................................................................................15

8.   Term of Partnership....................................................................................................15

9.   Contributions and Status...............................................................................................15
     9.1   PERCENTAGE INTERESTS OF GENERAL PARTNER..........................................................................15
     9.2   PERCENTAGE INTEREST OF THE LIMITED PARTNERS......................................................................15
     9.3   LIMITED LIABILITY OF THE LIMITED PARTNERS........................................................................15
     9.4   ROLE OF LIMITED PARTNER..........................................................................................16
     9.5   WITHDRAWAL AND RETURN OF CAPITAL.................................................................................16
     9.6   SALARIES, DRAWINGS AND INTEREST ON CAPITAL ACCOUNTS..............................................................16
     9.7   CONTRIBUTIONS IN CONNECTION WITH CERTAIN CREDIT SUPPORT..........................................................16

10.  Distributions..........................................................................................................17
     10.1  DISTRIBUTABLE CASH...............................................................................................17
     10.2  AMOUNTS WITHHELD.................................................................................................17

11.  Allocation of Profits and Losses.......................................................................................17
     11.1  CAPITAL ACCOUNT..................................................................................................17
     11.2  ALLOCATION OF LOSSES.............................................................................................19
     11.3  ALLOCATION OF PROFITS............................................................................................19
     11.4  DEFICIT RESTORATION..............................................................................................19
     11.5  REGULATORY ALLOCATIONS AND RELATED PROVISIONS....................................................................19
     11.6  CURATIVE ALLOCATIONS.............................................................................................20
     11.7  TAX ALLOCATIONS..................................................................................................21
     11.8  SPECIAL ALLOCATIONS OF PROFIT AND LOSS AND DISTRIBUTABLE CASH WHILE TRACKING ACCOUNT LOAN IS OUTSTANDING.........21

     11.9  CERTAIN SPECIAL ALLOCATIONS OF DEDUCTION AND INCOME RELATED TO PROJECT TRACKING ACCOUNT DEDUCTION................22
     11.10 COST RECOVERY RECAPTURE; ALLOCATION OF COST RECOVERY.............................................................23
     11.11 DISTRIBUTIONS AND ALLOCATIONS IN RESPECT OF TRANSFERRED INTERESTS................................................23
     11.12 SPECIAL ALLOCATION OF INCOME, LOSS AND DISTRIBUTABLE CASH FOR PROCEEDS OF CERTAIN LITIGATION AND THE CASUALTY
           INSURANCE CLAIM RECEIVABLE.......................................................................................23
     11.13 DISBURSEMENTS IN REPAYMENT OF CREDIT SUPPORT LOANS...............................................................24
     11.14 SPECIAL DISTRIBUTIONS AND ALLOCATIONS WITH RESPECT TO EXCESS TCC NET REVENUES; TCC REVENUE AMOUNT.... ...........24

12.  Rights, Powers and Duties of the General Partner; Charges, Expenses and Fees of the General Partner....................26
     12.1  MANAGEMENT AND CONTROL OF THE PARTNERSHIP........................................................................26
     12.2  AUTHORITY OF THE GENERAL PARTNER.................................................................................26
     12.3  EXPENSES OF THE GENERAL PARTNER..................................................................................28
     12.4  RESTRICTIONS ON AUTHORITY OF THE GENERAL PARTNER.................................................................28
     12.5  DUTIES AND OBLIGATIONS OF THE GENERAL PARTNER....................................................................32
     12.6  POWER OF ATTORNEY................................................................................................32
     12.7  INDEPENDENT ACTIVITIES...........................................................................................33
     12.8  EXEMPT WHOLESALE GENERATOR STATUS................................................................................33
     12.9  AMENDED AND RESTATED OPERATIONS AND MAINTENANCE AGREEMENT; RESTRICTIONS ON CHANGE OF CONTROL OF OPERATOR;
           ADMINISTRATIVE SERVICES AGREEMENT................................................................................34
     12.10 CERTAIN ACTIONS UPON THE OCCURRENCE OF AN EVENT OF LOSS; TECHNICAL DISPUTES......................................34
     12.11 PROVISIONS AFFECTING THE TCC.....................................................................................35

13.  Investment and Operating Restrictions..................................................................................36
     13.1  TRANSFERS OF PROPERTY............................................................................................36
     13.2  RECEIPT OF FUNDS.................................................................................................37

14.  Additional General Partner; Removal of a General Partner...............................................................37
     14.1  ADDITIONAL GENERAL PARTNER.......................................................................................37
     14.2  REMOVAL OF A GENERAL PARTNER.....................................................................................37

15.  Assignability of Interests.............................................................................................38
     15.1  TRANSFER OF LIMITED PARTNERS' INTEREST...........................................................................38
     15.2  RIGHT OF FIRST NEGOTIATION.......................................................................................38
     15.3  LIMITATIONS ON TRANSFER..........................................................................................39
     15.4  MANDATORY SALES OR RESTRUCTURING.................................................................................40
     15.5  CERTAIN SALES BY THE SITHE PARTNERS..............................................................................41
     15.6  EXPENSES.........................................................................................................42

16.  Reserved...............................................................................................................42

17.  Substituted Limited Partner............................................................................................42
     17.1  CONDITIONS.......................................................................................................42

     17.2  EFFECT OF ASSIGNMENT WITHOUT SUBSTITUTION........................................................................42
     17.3  DISCRETION OF GENERAL PARTNER....................................................................................42
     17.4  CONSENT NOT REQUIRED.............................................................................................42
     17.5  AMENDMENT OF CERTIFICATE.........................................................................................43
     17.6  MISCELLANEOUS....................................................................................................43

18.  Withdrawal.............................................................................................................43

19.  Dissolution and Liquidation of the Partnership.........................................................................43
     19.1  EVENTS CAUSING DISSOLUTION.......................................................................................43
     19.2  LIQUIDATION......................................................................................................44

20.  Books and Records; Reports; Other Information..........................................................................45
     20.1  BOOKS AND RECORDS................................................................................................45
     20.2  ANNUAL REPORTS...................................................................................................45
     20.3  REPORTS TO PROJECT LENDERS.......................................................................................46
     20.4  ANNUAL BUDGET....................................................................................................46
     20.5  TAX INFORMATION..................................................................................................46

21.  Amendments.............................................................................................................46
     21.1  ADDITIONAL PARTNERS..............................................................................................46
     21.2  AMENDMENTS WITH CONSENT OF LIMITED PARTNERS......................................................................47
     21.3  EXECUTION OF AMENDMENTS..........................................................................................47
     21.4  RECORDING OF AMENDMENTS..........................................................................................47

22.  Liability of the General Partner.......................................................................................47
     22.1  IN GENERAL.......................................................................................................47
     22.2  AGENTS OF THE GENERAL PARTNER....................................................................................47

23.  Indemnification of General Partner.....................................................................................48
     23.1  IN GENERAL.......................................................................................................48
     23.2  AGAINST CLAIMS BY LIMITED PARTNER................................................................................48
     23.3  EXCEPTIONS.......................................................................................................48

24.  Miscellaneous..........................................................................................................48
     24.1  AGREEMENTS IN COUNTERPARTS.......................................................................................48
     24.2  SURVIVAL OF RIGHTS...............................................................................................48
     24.3  SECTION HEADINGS.................................................................................................48
     24.4  ADDITIONAL DOCUMENTS.............................................................................................48
     24.5  WAIVER OF PARTITION..............................................................................................49
     24.6  VALIDITY.........................................................................................................49
     24.7  INTERPRETATION...................................................................................................49
     24.8  GOVERNING LAW....................................................................................................49
     24.9  LIMITATION ON DAMAGES............................................................................................49
     24.10 NOTICES..........................................................................................................49

Exhibit A  Percentage Interests and Estimated and Projected Capital Account
           Balances as of June 30, 2001

Exhibit B  Term Sheet for Second Amended and Restated Operations and
           Maintenance Agreement

Exhibit C  Term Sheet for Administrative Services Agreement

                           THIRD AMENDED AND RESTATED

                                    AGREEMENT

                                       OF

                               LIMITED PARTNERSHIP

                                       OF

                     SITHE/INDEPENDENCE POWER PARTNERS, L.P.

     This THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") is entered into as of July 1, 2001 among Sithe/Independence, Inc., a Delaware corporation, as general partner ("General Partner") and Sithe Energies, Inc., a Delaware corporation, as a limited partner, Sithe Energies U.S.A., Inc., a Delaware corporation, as a limited partner, Mitex, Inc., a Massachusetts corporation, as a limited partner, and Oswego Cogen Company, LLC, a Delaware limited liability company, as a limited partner (together, the "Limited Partners"), pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, as amended.

     WHEREAS, on January 1, 1991, the General Partner, Sithe Energies U.S.A., Inc., Mitex, Inc. and Sithe Energies, Inc. entered into an Agreement of Limited Partnership of Sithe/Independence Power Partners, L.P. (the "Original Agreement");

     WHEREAS, Sithe Energies, Inc. transferred and assigned a portion of its Interest (as defined herein) in the Partnership to Energy Factors, Incorporated with the consent of the General Partner;

     WHEREAS, Energy Factors, Incorporated transferred and assigned all of its Interest in the Partnership to Cogeneration National Corporation with the consent of the General Partner;

     WHEREAS, pursuant to an Amended and Restated Agreement of Limited Partnership dated June 29, 2001 (the "First Amended and Restated Partnership Agreement") between Sithe/Independence, Inc., Sithe Energies, Inc., Sithe Energies U.S.A., Inc., Mitex, Inc. and Cogeneration National Corporation, Cogeneration National Corporation was admitted as a limited partner to the Partnership;

     WHEREAS, pursuant to a Purchase and Sale Agreement dated June 29, 2001 between Cogeneration National Corporation and Oswego Cogen Company, LLC, Cogeneration National Corporation transferred and assigned all of its Interest in the Partnership to Oswego Cogen Company, LLC with the consent of the General Partner;

     WHEREAS, pursuant to a Second Amended and Restated Agreement of Limited Partnership dated June 29, 2001 (the "Second Amended and Restated Partnership Agreement") among Sithe/Independence, Inc., Sithe Energies, Inc., Sithe Energies U.S.A., Inc., Mitex, Inc. and Oswego Cogen Company LLC, Oswego Cogen Company LLC was admitted as a limited partner to the Partnership effective as of June 30, 2001;

     WHEREAS, pursuant to a Letter Agreement dated June 30, 2001 among Sithe/Independence, Inc., Sithe Energies, Inc., Sithe Energies U.S.A., Inc., Mitex, Inc. and Oswego Cogen Company LLC, the Partners (as defined herein) agreed to amend the Second Amended and Restated Partnership Agreement to reflect the commercial terms of a special allocation in respect of the TCC (as defined herein);

     WHEREAS, the General Partner and the Limited Partners desire to amend and restate the Second Amended and Restated Partnership Agreement in its entirety as set forth herein.

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner and the Limited Partners, intending to be legally bound, hereby covenant and agree as follows:

     1. DEFINITIONS.

     In addition to the terms defined elsewhere in this Agreement, when used with initial capitalization, whether singular or plural, the following terms shall have the meanings set forth below. All references in this Agreement to any governmental or non-governmental entity, including, without limitation, the Federal Energy Regulatory Commission, shall include any and all successors to such entities. Unless the context otherwise requires, any reference herein to any contract, agreement and any schedule, attachment or exhibit thereto shall mean such contract, agreement, schedule, attachment or exhibit as amended, supplemented and modified and in effect from time to time

     1.1 "Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

     1.2 "Adjusted Basis" means the basis for determining gain or loss for federal income tax purposes from the sale or other disposition of property, as defined in Section 1011 of the Code.

     1.3 "Adjusted Capital Account Balance" means the balance in any Partner's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

          (a) Credit to such Capital Account any amounts that such Partner is obligated to restore pursuant to any provision of this Agreement, is otherwise treated as being obligated to restore under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, or is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations (determined after taking into account any changes during such year in Partnership Minimum Gain and Partner Nonrecourse Debt Minimum
Gain); and

          (b) Debit to such Capital Account the items described in Sections
1.704-

1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

     1.4 "Adjusted Capital Account Deficit" means a deficit Adjusted Capital Account Balance with respect to any Limited Partner.

     1.5 "Administrative Services Agreement" shall have the meaning set forth in
Section 12.9 hereof.

     1.6 "Administrative Services Provider" means the Administrative Services Provider pursuant to the Administrative Services Agreement.

     1.7 "Affiliate" with respect to any Person means any other Person directly or indirectly controlling, controlled by, or under common control with such first Person whether through ownership, by contract, or otherwise; PROVIDED that any Person with direct or indirect ownership of five percent (5%) or more of the voting power for the election of directors or other governing body of a corporation or five percent (5%) or more of the economic interest of any other Person will be deemed to control such corporation or other Person.

     1.8 "Agreement" means this Third Amended and Restated Agreement of Limited Partnership, as originally executed and as amended from time to time, as the context requires. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise specifically requires.

     1.9 "Allocation Share" shall have the meaning set forth in Section 11.8(a) hereof.

     1.10 "Annual Period" shall have the meaning set forth in the Operations and Maintenance Agreement.

     1.11 "Applicable Laws" means laws, rules, regulations, statutes, acts (including the Act), codes (including the Code), ordinances, decrees, rulings, directives, judgments, declarations and requirements of all federal, state and local governmental authorities applicable to the Partnership, the Business, the Project, the Partners and the performance of the obligations of a Partner hereunder.

     1.12 "Available Cash" means the sum derived by deducting the total annual "Costs" of the Partnership from the total annual gross cash receipts of the Partnership from all sources (other than from Capital Contributions or from loans from any Partner). Such Costs, for the purposes hereof, mean all cash expenditures in connection with the Business of the Partnership, including, without limitation, lease payments, advertising and promotion, salaries, accounting, computer time-sharing, statistical or bookkeeping service and computing or accounting equipment use, accounting, tax preparation, legal, travel, transportation and telephone expenses, operating and maintenance expenses and Debt Service. There shall be included in Costs the direct out-of-pocket expenses incurred by the General Partner or any of its Affiliates (including payments to salaried employees and payments for services and supplies) and a reasonable proportion of the overhead or indirect expenses of the General Partner or any of its Affiliates incurred in performing bookkeeping, accounting, tax preparation, legal, general management, computer and public relations services for the Partnership necessary for the operation of the Partnership, which services, but for their performance by the General Partner or any such Affiliates, would be required to be performed for the Partnership by another Person; PROVIDED that the expenses so included in Costs shall not exceed the amount that the Partnership would be required to pay to Persons not Affiliates of the General Partner for comparable services that would have been obtainable in a bona fide arm's-length transaction. "Costs" do not include: (i) any overhead expenses of the General Partner or an Affiliate thereof not reasonably incurred in connection with the Business as provided in the third sentence of this Section 1.12, (ii) cost recovery, depreciation or amortization deductions; or (iii) expenditures of funds from Reserves or from Capital Contributions. Notwithstanding the foregoing, the "Available Cash" shall not exceed the amounts which may be distributed to the Partners under the terms of any Mortgage.

     1.13 "Base Gas Sales Agreement" means the Amended and Restated Base Gas Sales Agreement dated October 26, 1992 between Enron North America Corp. (as successor in interest to Enron Power Services, Inc.) and the Partnership, as amended.

     1.14 "Budget" shall have the meaning set forth in the Operations and Maintenance Agreement.

     1.15 "Business" shall have the meaning set forth in Section 4 hereof.

     1.16 "Capital Account" shall have the meaning set forth in Section 11.1 hereof.

     1.17 "Capital Contribution" or "Contribution" means any cash, property, services rendered or a promissory note or other obligation to contribute cash or property or to perform services, which a Partner contributes from time to time to the Partnership in its capacity as a Partner.

     1.18 "Casualty Insurance Claim Receivable" means that certain receivable in the amount of approximately $6,330,291 currently reflected on the books of the Partnership (as may be adjusted in the future to reflect the actual insurance settlement), in respect of the Partnership's aggregate insurance reimbursement claims (relating to both property and business interruption coverage) arising from the occurrence of a casualty event at the Project on or about May 31, 2000.

     1.19 "Code" means the Internal Revenue Code of 1986, as amended.

     1.20 "Commission" means the United States Securities and Exchange
Commission.

     1.21 "Costs" means those items designated as such in the definition of Available Cash.

     1.22 "Credit Support Agreement" means that certain Financial Swap Credit Support Contribution Agreement, dated as of June 30, 2001, among Enron Corp., Exelon and the Partnership.

     1.23 "Credit Support Curing Party" means a Credit Support Party that elects to cure, in whole or in part, a default by the other Credit Support Party under the Credit Support Agreement.

     1.24 "Credit Support Defaulting Party" means a Credit Support Party that fails to satisfy its contribution obligations under the Credit Support Agreement.

     1.25 "Credit Support Loan" shall have the meaning set forth in the Credit Support Agreement.

     1.26 "Credit Support Party" means, with respect to the Sithe Partners, Exelon, and with respect to Oswego Cogen, Enron Corp.

     1.27 "Debt Service" means all payments required to be made in connection with a loan to the Partnership or any other loan or debt obligation secured by a lien on any Partnership assets (including any Tracking Account Payments) and all payments required to be made pursuant to any lease to which the Partnership is a party as the lessee and which is treated as a capital lease under generally accepted accounting principles.

     1.28 "Depreciation" means for each taxable year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such taxable year, except that if the Gross Asset Value of an asset differs from its Adjusted Basis for federal income tax purposes at the beginning of such taxable year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such taxable year bears to such beginning adjusted tax basis; PROVIDED, HOWEVER, that if the Adjusted Basis for federal income tax purposes of an asset at the beginning of such taxable year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

     1.29 "Distributable Cash" means, with respect to any taxable year or other period, Available Cash, reduced by any amounts set aside from Available Cash for the restoration or creation of Reserves and increased by any amounts available as a result of the reduction or elimination of Reserves.

     1.30 "Enron Corp." means Enron Corp., an Oregon corporation.

     1.31 "Event of Loss" shall have the meaning set forth in the Indenture.

     1.32 "Excess TCC Revenues" means, for any month during the TCC Allocation Period, an amount equal to (i) the TCC Net Revenues for such month less (ii) the TCC Baseline Net Revenue Amount for such month, but in no event less than zero.

     1.33 "Exelon" means Exelon Generation Company, L.L.C., a Pennsylvania limited liability company.

     1.34 "Exempt Wholesale Generator" means an exempt wholesale generator as defined under PUHCA, Section 32 (15 U.S.C.ss.79z-5a) and Part 365 of the rules and regulations of the Federal Energy Regulatory Commission (18 C.F.R. Part
365).

     1.35 "Federal Power Act" means the Federal Power Act of 1920, as amended from time to time.

     1.36 "Financial Swap Agreement" means, collectively, that certain Master Agreement, dated July 1, 2001, between Dynegy Power Marketing, Inc. and the Partnership, the Schedule to the Master Agreement attached thereto dated July 1, 2001 and Confirmation #1A thereof dated July 1, 2001.

     1.37 "First Amended and Restated Partnership Agreement" shall have the meaning set forth in the recitals hereto.

     1.38 "General Partner" means Sithe/Independence, Inc., or any successors in interest, and any additional General Partner, in its capacity as general partner of the Partnership.

     1.39 "Gross Asset Value" means with respect to any asset, the asset's Adjusted Basis for federal income tax purposes, except as follows:

          (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner;

          (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a DE MINIMIS Capital Contribution; (ii) the distribution by the Partnership to a General Partner or Limited Partner of more than a de minimis amount of Property as consideration for an interest in the Partnership; and (iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g). This provision is intended to comply with Regulations
Section 1.704-1(b)(2)(iv)(f) and shall be interpreted and applied accordingly.

          (c) The Gross Asset Value of any Partnership asset distributed to the General Partner or Limited Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner; and

          (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the Adjusted Basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and Section 1.67 and Section 11.5(g) hereof; PROVIDED, HOWEVER, that Gross Asset Values shall not be adjusted pursuant to this Section 1.39(d) to the extent the General Partner determines that an adjustment pursuant to Section 1.39(b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.39(d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsections (a), (b), or (d) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

     1.40 "Indenture" means that certain Trust Indenture, dated as of January 1, 1993, among

Sithe/Independence Funding Corporation, Sithe/Independence Power Partners, L.P. and The Bank of New York (as successor in interest to IBJ Schroder Bank & Trust Company), as Trustee, as amended and supplemented from time to time.

     1.41 "Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement dated January 1, 1993 among the Partnership, Enron North America Corp. (as successor in interest in Enron Power Services, Inc.), The Sumitomo Bank Limited (as successor in interest to Union Bank), The Bank of New York (as successor in interest to IBJ Schroder Bank & Trust Company), Sithe/Independence Funding Corporation, the County of Oswego Industrial Development Agency and Manufacturers and Traders Trust Company.

     1.42 "Interest" means the entire ownership interest of any Person which is a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement.

     1.43 "Limited Partners" means Sithe Energies, Inc., Sithe Energies U.S.A., Inc., Oswego Cogen, Mitex, Inc., and such other Persons who are admitted to the Partnership as Substituted Limited Partners, and who are then owners of an Interest. References to a "Limited Partner" shall mean any one of the Limited Partners.

     1.44 "Liquidating Trustee" shall have the meaning set forth in Section 19.2(a) hereof.

     1.45 "Mortgage" means any mortgage, deed of trust, or other encumbrance on any asset of the Partnership or any promissory note, lease, loan agreement, or any other similar document, agreement or instrument binding on the Partnership.

     1.46 "Niagara Mohawk Proceeding" means any legal proceeding, suit or action involving the Partnership and Niagara Mohawk Power Corporation before the Federal Energy Regulatory Commission pending or outstanding as of June 29, 2001, including, without limitation, those proceedings under Docket Nos. EL95-38, EL 99-65, ER97-1523, OA97-470 and ER97-4234 of the Federal Energy Regulatory Commission.

     1.47 "Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

     1.48 "Nonrecourse Liability" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

     1.49 "NYISO" means the New York Independent System Operator, Inc.

     1.50 "NYISO OATT" means the Open Access Transmission Tariff of the NYISO.

     1.51 "Offeree" shall have the meaning set forth in Section 15.2 hereof.

     1.52 "Operations and Maintenance Agreement" means the Amended and Restated Operations and Maintenance Agreement, dated as of August 25, 1992, between the Partnership and Sithe Energies Power Services, Inc., as amended, supplemented or replaced from time to time.

     1.53 "Operator" shall mean the Operator pursuant to the Operations and Maintenance Agreement, or any other Person as may direct the day to day operations of the Project.

     1.54 "Original Agreement" shall have the meaning set forth in the recitals hereto.

     1.55 "Oswego Cogen" means Oswego Cogen Company, LLC, a Delaware limited liability company.

     1.56 "Oswego Cogen TCC Distribution Account" means a notional account established and maintained by the Partnership that reflects the outstanding balance from time to time on and after July 1, 2001, determined on a cumulative basis, of (i) forty percent (40%) of the aggregate amount of the TCC Revenue Shortfall, LESS (ii) the aggregate amount of TCC Distributions made to Oswego Cogen pursuant to Section 11.14 or Section 19.2(d)(iv), LESS (iii) forty percent (40%) of the aggregate amount of the Excess TCC Revenues, PLUS (iv) the aggregate amount of TCC Distributions made to the Sithe Partners, PLUS (v) the aggregate amount of Oswego Cogen TCC Distribution Account Interest. For the purposes of this Section 1.56, "aggregate amount" means the sum of all amounts for the period from and including July 1, 2001 to and including the relevant date of determination of the notional account.

     1.57 "Oswego Cogen TCC Distribution Account Interest" means interest calculated at the end of each month on the balance as of the end of the immediately preceding month, whether positive or negative, in the Oswego Cogen TCC Distribution Account at the rate of eight percent (8%) per annum. Interest calculated on a negative balance shall be expressed as a negative. In the event that, in any month, a distribution is made under Section 11.14 on a day other than the last day of the month, the Oswego Cogen TCC Distribution Account Interest for such month shall be equal to the sum of (i) interest on the balance of the Oswego Cogen TCC Distribution Account as of the end of the immediately preceding month, calculated at the rate of eight percent (8%) per annum for the period from and including the first day of such month to but excluding the date upon which a distribution under Section 11.14 is made and (ii) interest on the balance of the Oswego Cogen TCC Distribution Account after giving effect to such distribution made under Section 11.14, calculated at the rate of eight percent (8%) per annum for the period from and including the date on which such distribution is made to and including the last day of such month. For the purposes of this Section 1.57, interest on the Oswego Cogen TCC Distribution Account shall not be compounded until the last day of the month.

     1.58 "Partner" means the General Partner and each of the Limited Partners, where no distinction is required by the context in which the term is used herein. Reference to a "Partner" means any one of the Partners.

     1.59 "Partner Nonrecourse Debt" shall have the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

     1.60 "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

     1.61 "Partner Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

     1.62 "Partnership" means Sithe/Independence Power Partners, L.P., a Delaware limited partnership.

     1.63 "Partnership Minimum Gain" shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

     1.64 "Percentage Interest" means, with respect to each Partner, such Partner's Interest in the Partnership expressed as a percentage of the aggregate of all of the Interests in the Partnership, as reflected on Exhibit A hereto.

     1.65 "Permitted Investment" shall have the meaning set forth in the Indenture.

     1.66 "Person" means any individual, partnership, limited liability company, corporation, trust or other entity.

     1.67 "Profits and Losses" means for each taxable year, an amount equal to the Partnership's taxable income or loss for such taxable year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.67 shall be added to such taxable income or loss;

          (b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.67 shall be subtracted from such taxable income or loss;

          (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.39(b) or Section 1.39(c) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

          (d) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

          (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such taxable year, computed in accordance with Section 1.28 hereof;

          (f) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or (4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

          (g) Notwithstanding any other provision of this Section 1.67, any items which are specially allocated pursuant to Section 11 hereof shall not be taken into account in computing Profits or Losses.

The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 11 hereof shall be determined by applying rules analogous to those set forth in subsections (a) through (f) of this Section 1.67.

     1.68 "Project" means an approximately 1,032 megawatt net capacity gas fired cogeneration facility located in the Town of Scriba, County of Oswego, New York, including all related equipment, real and personal property, associated contract rights and other intangible property.

     1.69 "Project Document" shall have the meaning set forth in the Indenture.

     1.70 "PUHCA" means the Public Utility Holding Company Act of 1935, as amended from time to time.

     1.71 "Qualifying Facility" means a qualifying cogeneration facility or a qualifying small power production facility as defined in the Federal Power Act, as amended, Section 3 (16 U.S.C. ss. 796) and Part 292 of the rules and regulations of the Federal Energy Regulatory Commission (18 C.F.R. Part 292).

     1.72 "Ratings Confirmation Letters" shall have the meaning set forth in
Section 15.4(b) hereof.

     1.73 "Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     1.74 "Regulatory Allocations" shall have the meaning set forth in Section
11.6 hereof.

     1.75 "Reserves" means, with respect to any 12-month period, payments made or amounts allocated during such period to reserves, which the General Partner shall in its reasonable, good faith judgment estimate to be required to meet, operating costs (exclusive of depreciation and other cost recovery deductions), capital expenditures, Debt Service and any other obligations of the Partnership known or anticipated to be payable within such 12-month period, as well as a reasonable reserve for contingencies, including anticipated capital expenditures in excess of revenues and payments to be received subsequent to such 12-month period.

     1.76 "Second Amended and Restated Partnership Agreement" shall have the meaning set forth in the recitals hereto.

     1.77 "Second Amended and Restated Operations and Maintenance Agreement" shall have the meaning set forth in Section 12.9 hereof.

     1.78 "Security Agreement and Assignment of Contracts" means that certain Security Agreement and Assignment of Contracts, dated as of January 1, 1993, made by the Partnership in favor of Manufacturers and Traders Trust Company.

     1.79 "Selling Partner" shall have the meaning set forth in Section 15.2 hereof.

     1.80 "Sithe Energies, Inc." means Sithe Energies, Inc., a Delaware corporation.

     1.81 "Sithe Limited Partners" means Mitex, Inc., Sithe Energies, Inc. and Sithe Energies U.S.A., Inc.

     1.82 "Sithe Partners" means Sithe/Independence, Inc., Sithe Energies, Inc., Sithe Energies U.S.A., Inc. and Mitex, Inc.

     1.83 "Sithe Partners TCC Distribution Account" means a notional account established and maintained by the Partnership that reflects the outstanding balance from time to time on and after July 1, 2001, determined on a cumulative basis, of (i) forty percent (40%) of the aggregate amount of Excess TCC Revenues, LESS (ii) the aggregate amount of TCC Distributions made to the Sithe Partners pursuant to Section 11.14 or Section 19.2(d)(iv), LESS (iii) forty percent (40%) of the aggregate amount of the TCC Revenue Shortfall, PLUS (iv) the aggregate amount of TCC Distributions made to Oswego Cogen, PLUS (v) the aggregate amount of Sithe Partners TCC Distribution Account Interest. The Sithe Partners TCC Distribution Account shall be divided into notional subaccounts, with each Sithe Partner having one such subaccount. The balance of the subaccount maintained for each Sithe Partner shall be determined in a manner consistent with the first sentence of this Section 1.83 and shall reflect (i) such Sithe Partner's allocable share of said forty percent (40%) of the aggregate amount of Excess TCC Revenues, (ii) the amount of TCC Distributions made to such Sithe Partner, (iii) such Sithe Partner's allocable share of said forty percent (40%) of the aggregate amount of the TCC Revenue Shortfall, (iv) such Sithe Partner's allocable share of the aggregate amount of TCC Distributions made to Oswego Cogen, and (v) such Sithe Partner's allocable share of the aggregate amount of Sithe Partners TCC Distribution Account Interest. A Sithe Partner's allocable share of (i) forty percent (40%) of the Excess TCC Revenues, (ii) forty percent (40%) of the aggregate amount of the TCC Revenue Shortfall and (iii) the TCC Distributions to Oswego Cogen shall be based on such Sithe Partner's

Tracking Account Allocation Percentage. A Sithe Partner's allocable share of the Sithe Partners TCC Distribution Account Interest for any month shall be based on the ratio, as of the end of the immediately preceding month, of the balance of the subaccount for such Sithe Partner to the balance of the Sithe Partners TCC Distribution Account. For the purposes of this Section 1.83, "aggregate amount" means the sum of all amounts for the period from and including July 1, 2001 to and including the relevant date of determination of the notional account.

     1.84 "Sithe Partners TCC Distribution Account Interest" means interest calculated at the end of each month on the balance as of the end of the immediately preceding month, whether positive or negative, in the Sithe Partners TCC Distribution Account at the rate of eight percent (8%) per annum. Interest calculated on a negative balance shall be expressed as a negative. In the event that, in any month, a distribution is made under Section 11.14 on a day other than the last day of the month, the Sithe Partners TCC Distribution Account Interest for such month shall be equal to the sum of (i) interest on the balance of the Sithe Partners TCC Distribution Account as of the end of the immediately preceding month, calculated at the rate of eight percent (8%) per annum for the period from and including the first day of such month to but excluding the date upon which a distribution under Section 11.14 is made and (ii) interest on the balance of the Sithe Partners TCC Distribution Account after giving effect to such distribution made under Section 11.14, calculated at the rate of eight percent (8%) per annum for the period from and including the date on which such distribution is made to and including the last day of such month. For the purposes of this Section 1.84, interest on the Sithe Partners TCC Distribution Account shall not be compounded until the last day of the month.

     1.85 "Special Distribution Account" means the notional account established and maintained by the Partnership pursuant to Section 11.8(b) of this Agreement that reflects the outstanding balance on and after June 30, 2001, from time to time, of the aggregate amount of the accrued and unpaid special cash distributions owed by the Partnership to Oswego Cogen in respect of the payment by the Partnership of principal on the Tracking Account Loan from time to time, as provided in Sections 11.8(b)(i) and 11.8(b)(ii), which account may never be less than zero.

     1.86 "Special Distribution Account Determination Date" means any date on or after June 30, 2001 on which the General Partner makes a distribution of Distributable Cash pursuant to Section 10.1.

     1.87 "Substituted Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 17 hereof.

     1.88 "TCC" means that certain Transmission Congestion Contract, established by letter to the NYISO dated August 17, 2000 and effective September 1, 2000 between the Partnership and Niagara Mohawk, whereby the Partnership converted its Grandfathered Rights (as defined in the NYISO OATT) under that certain Transmission Services Agreement, dated November 5, 1991 between the Partnership and Niagara Mohawk, into a contract having a contract demand of 853,000 kilowatts.

     1.89 "TCC Allocation Period" means the period commencing on July 1, 2001 and continuing through December 31, 2005.

     1.90 "TCC Baseline Net Revenue Amount" means, for any month during the TCC Allocation Period, an amount equal to $2,473,700. Such amount shall be prorated for any partial months.

     1.91 "TCC Distributions" shall have the meaning set forth in Section 11.14(a).

     1.92 "TCC Distribution Account" means the Sithe Partners TCC Distribution Account (and subaccounts thereof) or the Oswego Cogen TCC Distribution Account, as the case may be.

     1.93 "TCC Net Losses" shall mean the positive number described in the second sentence of Section 1.94 for any month during the TCC Allocation Period in which the TCC Net Revenues are zero by virtue of the second sentence of
Section 1.94. In the event that TCC Net Revenues calculated in accordance with the first sentence of Section 1.94 are positive in any month during the TCC Allocation Period, the "TCC Net Losses" for such month shall be zero.

     1.94 "TCC Net Revenues" means, for any month during the TCC Allocation Period, the revenues realized by the Partnership that are attributable to the TCC during such month, taking into account payments received from or made to the NYISO pursuant to the TCC and payments received from or made to a counterparty or counterparties pursuant to any hedging or similar transaction involving the TCC but not taking into account expenses incurred by the Partnership in order to enter into or administer a hedge or similar transaction. In the event that TCC Net Revenues calculated in accordance with the preceding sentence would be a negative amount for any month during the TCC Allocation Period, TCC Net Revenues for such month shall instead be zero, and such negative amount, expressed as a positive number, shall constitute the "TCC Net Losses" for such month.

     1.95 "TCC Revenue Shortfall" means, for any month during the TCC Allocation Period, (i) an amount (but in no event less than zero) equal to (x) the TCC Baseline Net Revenue Amount for such month LESS (y) the TCC Net Revenues for such month, PLUS (ii) any TCC Net Losses for such month.

     1.96 "TCC Transaction" shall have the meaning set forth in Section 12.11(a)

     1.97 "Technical Dispute" shall have the meaning set forth in Section 12.10 hereof.

     1.98 "Technical Expert" means an individual selected in accordance with the procedure set forth in Section 12.10(c) and who (i) has at least eight years experience in the electric generation industry, (ii) has no interest, financial or otherwise, or duty which conflicts or may conflict with his or her functions as a Technical Expert (such individual being required to fully disclose any such interest or duty prior to his or her appointment) and (iii) is not and has not been during the five (5) years prior to the date of appointment an employee of any of the Partners or any of their Affiliates.

     1.99 "Tracking Account Allocation Percentage" means, for any Sithe Partner for any applicable period under this Agreement, the ratio of the Percentage Interest of such Sithe Partner to the sum of the Percentage Interests of all the Sithe Partners for such period. In the event that the Tracking Account Allocation Percentage of a Sithe Partner changes during any applicable period, the General Partner shall make such adjustments to the calculations under this Agreement to which such Tracking Account Allocation Percentage is relevant as are, in its reasonable judgment, appropriate to reflect such change.

     1.100 "Tracking Account Loan" means the Tracking Account Loan described in the Base Gas Sales Agreement.

     1.101 "Tracking Account Payment" shall mean any payments due and owing under the Tracking Account Loan in accordance with the Base Gas Sales Agreement.

     1.102 "Trustee" shall mean the trustee under the Indenture.

     2. FORMATION OF PARTNERSHIP.

     The Partnership was formed upon the filing of a Certificate of Limited Partnership with the Delaware Secretary of State on November 16, 1990. The names of all Partners are as set forth on the signature page hereof. Without the need for any additional action on the part of any Person, (i) Sithe/Independence, Inc. shall continue to be a general partner of the Partnership, and (ii) Sithe Energies U.S.A., Inc., Sithe Energies, Inc., Oswego Cogen Company, LLC and Mitex, Inc. shall continue to be limited partners of the Partnership.

     3. NAME.

     The name of the Partnership is "SITHE/INDEPENDENCE POWER PARTNERS, L.P."

     4. BUSINESS.

     The business and purposes of the Partnership shall be to develop, finance and commercially exploit the Project, whether the foregoing is accomplished by owning, operating, managing, leasing or disposing of the Project (or any part thereof or any interest therein), including any and all things necessary or appropriate in connection therewith (the "Business").

     5. CERTIFICATE OF LIMITED PARTNERSHIP.

     The General Partner has caused the Certificate of Limited Partnership to be recorded as required by the Act on November 16, 1990. All of the Partners do hereby appoint the General Partner to act as their attorney-in-fact for the purpose of executing and recording any other certificate or document or amendment thereto evidencing the existence and terms of the Partnership, whether in the State of Delaware or any other state; and the General Partner is hereby expressly granted the right to subscribe the name of any and all of the Partners hereto on any such certificate or document or amendment thereto.

     6. FICTITIOUS BUSINESS NAME STATEMENT.

     Upon the execution of this Agreement or subsequent change in the Partners of the Partnership, the General Partner shall, if the Partnership is required, sign and cause to be filed and published in the county in which the principal place of business is situated, a fictitious business name statement or similar document in accordance with the provisions of Applicable Laws. The Partnership may do business under any other fictitious business names deemed desirable by the General Partner in its reasonable judgment. In such case, and if required, the General Partner may sign and cause to be filed and published a fictitious business name statement or similar document as attorney-in-fact for all of the Partners.

     7. EXECUTIVE OFFICES.

     The executive offices of the Partnership shall be 335 Madison Avenue, 28th Floor, New York, New York 10017. The General Partner may from time to time change the location of the executive offices of the Partnership and in such event shall notify the Partners in writing at least ten days prior to the effective date of such change. The General Partner may establish additional offices or places of business of the Partnership.

     8. TERM OF PARTNERSHIP.

     The Partnership commenced on the date of filing of the Partnership's Certificate of Limited Partnership with the Delaware Secretary of State. The term of the Partnership shall continue until December 31, 2040, unless terminated pursuant to the Act or dissolved pursuant to the terms of Section
19.1 hereof.

     9. CONTRIBUTIONS AND STATUS.

     9.1 PERCENTAGE INTERESTS OF GENERAL PARTNER.

  The Percentage Interest of the General Partner is one percent (1%). The estimated and projected Capital Account balance of the General Partner as of June 30, 2001, as determined in accordance with the Regulations, is as set forth on Exhibit A hereto.

     9.2 PERCENTAGE INTEREST OF THE LIMITED PARTNERS.

  The Percentage Interest of Sithe Energies U.S.A., Inc. is forty-four percent (44%). The Percentage Interest of Sithe Energies, Inc. is five percent (5%). The Percentage Interest of Oswego Cogen is forty percent (40%). The Percentage Interest of Mitex, Inc. is ten percent (10%). The estimated and projected Capital Account balances of the Limited Partners as of June 30, 2001, as determined in accordance with the Regulations, are as set forth on Exhibit A hereto.

     9.3 LIMITED LIABILITY OF THE LIMITED PARTNERS.

  No Limited Partner shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership. Except as otherwise provided by Applicable Laws, no Limited Partner shall be liable to make additional Capital Contributions and shall not be required to lend any funds to the Partnership.

     9.4 ROLE OF LIMITED PARTNER.

  Except as otherwise provided in this Agreement, or as approved by the General Partner and as will not under Applicable Laws result in a Limited Partner being subject to general liability for Partnership obligations, the Limited Partners shall not take part in, or interfere in any manner with, the conduct or control of the business of the Partnership and shall have no rights or authority to act for or bind the Partnership.

     9.5 WITHDRAWAL AND RETURN OF CAPITAL.

  No Limited Partner shall withdraw any of its capital without the consent of the General Partner and the other Limited Partners, except upon dissolution or liquidation of the Partnership. Under circumstances requiring a return of any Capital Contribution, no Limited Partner shall have the right to receive property other than cash except as may be specifically provided herein.

     9.6 SALARIES, DRAWINGS AND INTEREST ON CAPITAL ACCOUNTS.

  No Limited Partner shall receive any interest, salary or drawing with respect to its Capital Contribution or for services rendered on behalf of the Partnership or otherwise in its capacity as Limited Partner, except as provided herein.

     9.7 CONTRIBUTIONS IN CONNECTION WITH CERTAIN CREDIT SUPPORT.

          (a) In connection with the implementation of the Financial Swap Agreement, each Credit Support Party has agreed, pursuant to the Credit Support Agreement, to furnish for the benefit of the Partnership certain financial support in respect of the Partnership's obligations to the counterparty under the foregoing agreement. In the event and to the extent that any amounts are paid (i) out of any cash collateral posted by a Credit Support Party, (ii) pursuant to any draw under any letter of credit provided by a Credit Support Party or (iii) by a Credit Support Party under any guarantee provided by such Credit Support Party, in each case in satisfaction of the Partnership's obligations to the counterparty under the Financial Swap Agreement, such amounts shall be treated for purposes of this Agreement (including for purposes of maintaining the Capital Account balances of the Partners) as cash capital contributions by Oswego Cogen (in the case of any amounts made or deemed to have been made by Enron Corp.) and the Sithe Partners (in the case of any amounts paid or deemed to have been paid by Exelon, in this case allocated among the Sithe Partners in proportion to their respective Percentage Interests); PROVIDED, HOWEVER, that no adjustment to the Capital Accounts of the Partnership pursuant to Section 1.704-1(b)(2)(iv)(f) of the Regulations shall be made in respect of any such cash capital contributions. Each Credit Support Party shall provide prompt written notification to the Partnership upon the payment by it of any of the foregoing amounts; PROVIDED that the failure to provide such notice shall not affect in any manner the treatment of such payments as contemplated by this Section 9.7.

          (b) If, pursuant to the Credit Support Agreement, a Credit Support Curing Party provides, or causes to be provided, funds under the Credit Support Agreement to or on behalf of a Credit Support Defaulting Party, such funds shall be treated as having been lent by the Credit

Support Curing Party to the Credit Support Defaulting Party as a Credit Support Loan, followed by a loan by the Credit Support Defaulting Party of such funds to the Partner or Partners Affiliated with such party (pro rata in accordance with their respective Percentage Interests), and followed in turn by a capital contribution by such Partners of all of such funds to the Partnership.

     10. DISTRIBUTIONS.

     10.1 DISTRIBUTABLE CASH.

  The Partnership intends from time to time to make distributions of Distributable Cash, as available and as determined by the General Partner, subject to the following: (i) the General Partner shall use commercially reasonable efforts to distribute Distributable Cash to the Partners on at least a quarterly basis, subject to any applicable limitations in the Project Documents, (ii) distributions may be restricted or suspended when the General Partner determines in its reasonable judgment that it is in the best interest of the Partnership to do so, (iii) all distributions are subject to the payment of Costs and to the maintenance of reasonable Reserves and (iv) no distribution shall be made if such distribution is prohibited by any of the Project Documents. A Partner receiving a distribution in violation of the foregoing
Section 10.1(iv) shall be liable to the Partnership for return of the amount of the distribution without regard to the date of the distribution or the date of the discovery of the violation, whether or not such Partner remains a Partner and without regard to any other facts or circumstances. Subject to the foregoing, except as provided in Section 19.2(d) hereof (relating to distributions upon the dissolution of the Partnership), Section 11.8(b) (relating to special allocations of Distributable Cash while the Tracking Account Loan is outstanding), Section 11.12(b) (relating to special allocations of Distributable Cash received in connection with any Niagara Mohawk Proceeding), Section 11.12(d) (relating to special allocations of Distributable Cash received in connection with the recovery of all or a portion of the Casualty Insurance Claim Receivable) and Section 11.14 (relating to special allocations of cash relating to TCC Net Revenues or TCC Revenue Shortfall), Distributable Cash, if any, shall be distributed to the Partners in proportion to their then existing Percentage Interests; PROVIDED, HOWEVER, that any Distributable Cash otherwise allocable to one or more of the Partners pursuant to this Section 10.1 but which is disbursed by the Partnership to a Curing Credit Support Party as a result of, and to the extent of, the outstanding balance of any amounts due to the Curing Credit Support Party on account of a Credit Support Loan under the Credit Support Agreement, as required by Section
11.13 hereof, shall be treated for all purposes of this Agreement, including for purposes of adjusting the respective Capital Accounts of the Partners pursuant to Section 11.1(b), as having been distributed by the Partnership to the Partner or Partners, as the case may be, that are Affiliated with the Credit Support Defaulting Party.

     10.2 AMOUNTS WITHHELD.

  All amounts withheld pursuant to the Code or any state or local tax laws with respect to any payment to the Partnership or to any Partner shall be treated as amounts distributed pursuant to Sections 10.1 or 19.2(d) hereof for all purposes of this Agreement. Amounts treated as distributed to any Person pursuant to such Sections shall reduce the amount otherwise distributed or distributable to such Person pursuant to such Sections.

     11. ALLOCATION OF PROFITS AND LOSSES.

     11.1 CAPITAL ACCOUNT.

  With respect to any Partner, a "Capital Account" shall be maintained for such Partner in accordance with the following provisions:

          (a) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 11.5, 11.6, 11.8(a), 11.9(b), 11.12 and 11.14 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner as provided in Section 1.704-1(b)(2)(iv)(c) of the Regulations.

          (b) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 11.5, 11.6, 11.9(a), 11.12 and 11.14 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership as provided in Section 1.704-1(b)(2)(iv)(c) of the Regulations.

          (c) In the event all or a portion of an interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

          (d) In determining the amount of any Partnership liabilities for purposes of this Section 11.1, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is necessary to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributions or distributed property or which are assumed by the Partnership, General Partner, or Limited Partners), are computed in order to comply with such Regulations, the General Partner may make such modification; PROVIDED, that (i) it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 19 hereof upon the dissolution of the Partnership and (ii) prior to making any such modification
(A) the General Partner obtains the written consent of all Partners that may be reasonably likely to be adversely affected by such modification or (B) if such consent or consents cannot be obtained, the General Partner obtains a tax opinion from a nationally recognized tax counsel with expertise in partnership tax matters, which counsel is reasonably acceptable to the Partners holding a majority in interest of the Percentage Interests, to the effect that the proposed modifications of the General Partner are necessary to comply with the Regulations. The General Partner also shall be entitled to make, subject to the foregoing proviso, (i) any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the General Partner and Limited Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) any appropriate modifications in the event unanticipated events (for example, the acquisition by the Partnership of oil or gas properties) might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

     11.2 ALLOCATION OF LOSSES.

  Except as provided in Sections 11.5, 11.6, 11.8, 11.9, 11.12 and 11.14 hereof, Losses of the Partnership for any taxable year shall be allocated to the Partners in proportion to their then existing Percentage Interests. To the extent that the allocation of a Loss to a Limited Partner would create or increase an Adjusted Capital Account Deficit with respect to such Limited Partner, however, such Loss shall instead be allocated to the General Partner.

     11.3 ALLOCATION OF PROFITS.

  Except as provided in Sections 11.5, 11.6, 11.8, 11.9, 11.12 and 11.14 hereof, Profits of the Partnership for any taxable year shall be allocated to the Partners in proportion to their then existing Percentage Interests.

     11.4 DEFICIT RESTORATION.

  Except as otherwise required by Applicable Laws or Sections 14.2(c) or 19.2(e) of this Agreement, no Partner shall be required to contribute to any deficit of the Partnership or to restore any debit Capital Account balance.

     11.5 REGULATORY ALLOCATIONS AND RELATED PROVISIONS.

  The following special allocations shall be made in the following order:

          (a) MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this
Section 11, if there is a net decrease in Partnership Minimum Gain during any taxable year, each Partner shall be specially allocated items of Partnership income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Person's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 11.5(a) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

          (b) PARTNER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in
Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 11.5, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership taxable year, each Person who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such Taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Person's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 11.5(b) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

          (c) QUALIFIED INCOME OFFSET. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5) or Section
1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible; PROVIDED that an allocation pursuant to this Section shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 11 have been tentatively made as if this Section 11.5(c) were not in the Agreement.

          (d) GROSS INCOME ALLOCATION. In the event any Partner has a deficit Capital Account at the end of any Partnership taxable year which is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; PROVIDED that an allocation pursuant to this Section 11.5(d) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 11 have been made as if Section 11.5(c) hereof and this Section 11.5(d) were not in the Agreement.

          (e) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any taxable year shall be allocated to the Partners in the same manner as Losses are allocated pursuant to Section 11.2 above.

          (f) PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any taxable year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations
Section 1.704-2(i)(1).

          (g) SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be
taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

     11.6 CURATIVE ALLOCATIONS.

  The allocations set forth in Sections 11.5(a), 11.5(b), 11.5(c), 11.5(d), 11.5(e), 11.5(f), and 11.5(g) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this
Section 11.6. Therefore, notwithstanding any other provision of this Article 11 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines to be appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 11.2, 11.3, 11.8, 11.9, 11.12 and
11.14. In exercising its discretion under this Section 11.6, the General Partner shall take into account future Regulatory Allocations under Sections 11.5(a) and 11.5(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 11.5(e) and 11.5(f).

     11.7 TAX ALLOCATIONS.

  In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the Adjusted Basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Partnership asset is subject to adjustment, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the Adjusted Basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 11.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

     11.8 SPECIAL ALLOCATIONS OF PROFIT AND LOSS AND DISTRIBUTABLE CASH WHILE TRACKING ACCOUNT LOAN IS OUTSTANDING.

          (a) For each taxable year commencing with the first taxable year in which principal payments on the Tracking Account Loan are paid by the Partnership, there will be a special allocation of gross income otherwise allocable to the Sithe Limited Partners away from such Sithe Limited Partners and to Sithe/Independence, Inc. Such special allocation from each of the Sithe Limited Partners to the General Partner will equal the lesser of:

               (i) the gross income otherwise allocable to such Sithe Limited Partner for such taxable year without regard to such special allocation; and

               (ii) the excess of (y) the sum of the Allocation Share of such Sithe Limited Partner for the current taxable year and each prior taxable year to which this Section 11.8(a) applies over (z) the cumulative amount of gross income specially allocated from such Sithe Limited Partner to the General Partner pursuant to this Section 11.8(a) for all prior taxable years.

The "Allocation Share" of a Sithe Limited Partner for each taxable year to which this Section 11.8(a) applies shall be the product of its Tracking Account Allocation Percentage for such taxable year multiplied by the amount of principal payments made in such taxable year with respect to the Tracking Account Loan.

          (b) (i) Throughout the period the Tracking Account Loan is outstanding, any Distributable Cash that would be distributed, but for this
     Section 11.8(b), to a Sithe Partner pursuant to Section 10.1 of this Agreement shall be distributed instead to Oswego Cogen pursuant to this
     Section 11.8(b)(i) if and to the extent that there shall exist a positive balance in the Special Distribution Account on such date. Such distributions shall be made to Oswego Cogen prior to, and with a priority over, the distribution of Distributable Cash to any of the Sithe Partners pursuant to Section 10.1; PROVIDED that any remaining Distributable Cash allocable to the Sithe Partners (after reflecting the special distribution described in the first sentence of this Section 11.8(b)(i)) shall be distributed among the Sithe Partners as provided in Section 10.1 of this Agreement.

               (ii) The Special Distribution Account on June 30, 2001 shall have a balance of zero. On each Special Distribution Account Determination Date, prior to the distribution of any Distributable Cash to the Sithe Partners, the Special Distribution Account shall be increased by an amount equal to the product of (A) the Percentage Interest of Oswego Cogen on such date and
     (B) the total amount of principal paid by the Partnership on or with respect to the Tracking Account Loan since the immediately preceding Special Distribution Account Determination Date, including any such principal paid on the

     Special Distribution Account Determination Date. The Special Distribution Account shall be reduced (without duplication) by any amounts distributed to Oswego Cogen from time to time pursuant to Section 11.8(b)(i) of this Agreement. The Partnership shall furnish Oswego Cogen and each of the Sithe Partners a statement reflecting the outstanding balance of the Special Distribution Account, including all debits and credits thereto, from time to time but in all events as of each Special Distribution Account Determination Date.

               (iii) The amount of Distributable Cash distributed to Oswego Cogen pursuant to Section 10.1 of this Agreement shall not be reduced to any extent as a result of the payment or distribution of any amount pursuant to this Section 11.8(b) and the determination of the amount that is distributable to Oswego Cogen pursuant to Section 10.1 shall made without regard to the additional amount of Distributable Cash, if any, that is distributed to Oswego Cogen pursuant to this Section 11.8(b).

     11.9 CERTAIN SPECIAL ALLOCATIONS OF DEDUCTION AND INCOME RELATED TO PROJECT TRACKING ACCOUNT DEDUCTION.

          (a) One hundred percent (100%) of the deduction resulting from fixing the amount of the Tracking Account Loan shall be allocated specially to the General Partner for the year in which the liability for such amount is fixed. If, pursuant to a determination by the Internal Revenue Service or a court, the Tracking Account Loan liability is reallocated from the General Partner in whole or in part to any or all of the Sithe Limited Partners, then a portion or portions of the aforementioned deduction corresponding to (and equal to) the reallocated portion or portions of the Tracking Account Loan liability shall likewise be reallocated to the Sithe Limited Partners, as the case may be. In the event that part or all of said deduction is reallocated in the manner set forth in the preceding sentence, the General Partner shall make corresponding adjustments to the manner in which income is specially allocated under the provisions of Section 11.8(a).

          (b) Any income realized by the Partnership pursuant to Section 61(a)(12) of the Code in connection with the satisfaction, reduction of principal amount or other compromise of the Tracking Account Loan shall be allocated one hundred percent (100%) to the General Partner; PROVIDED, HOWEVER, that in the event the second sentence of Section 11.9(a) is applicable, any such income shall be allocable to and among the Sithe Partners in proportion to the manner in which the deduction described in Section 11.9(a) was allocable among the Sithe Partners.

     11.10 COST RECOVERY RECAPTURE; ALLOCATION OF COST RECOVERY.

  Notwithstanding the provisions of Sections 11.2 and 11.3, if taxable gain to be allocated pursuant to Section 11.3 includes gain treated as ordinary income for income tax purposes because it is attributable to cost recovery recapture, such gain so treated as ordinary income for federal income tax purposes shall be allocated to and reported by the Partners in proportion to the aggregate of all of their respective shares of cost recovery allocations, and the Partnership shall keep records of such allocations. Such allocations of recapture shall be merely a characterization of the net gains allocated pursuant to Section 11.3 hereof, and shall not affect the amount of net gain allocated to a Partner.

     11.11 DISTRIBUTIONS AND ALLOCATIONS IN RESPECT OF TRANSFERRED INTERESTS.

  If all or any portion of any Interest is transferred during any accounting period, Profits, Losses, each item thereof and all other items attributable to such Interest for such period shall be divided and allocated between the transferor and the transferee by accounting for their varying interests during such period in accordance with the interim closing of the books method as provided in Code Section 706(d). For this purpose, any deduction relating to the establishment of the Tracking Account Loan has been allocated to the portion of the taxable year of the Partnership ending immediately prior to the effective time of the acquisition by Cogeneration National Corporation of its former Interest in the Partnership. All distributions on or before the date of transfer of such Interest in compliance with the provisions of this Agreement shall be made to the transferor, and all distributions thereafter shall be made to the transferee.

     11.12 SPECIAL ALLOCATION OF INCOME, LOSS AND DISTRIBUTABLE CASH FOR PROCEEDS OF CERTAIN LITIGATION AND THE CASUALTY INSURANCE CLAIM RECEIVABLE.

          (a) During any taxable year in which the Partnership realizes any gross income (or net gain) attributable to any Niagara Mohawk Proceeding, such gross income (or net gain) shall be specially allocated to and among the Sithe Partners in proportion to their respective Tracking Account Allocation Percentages. No portion of such gross income (or net gain) shall be allocated to Oswego Cogen.

          (b) Any amount received by the Partnership that is attributable to any Niagara Mohawk Proceeding shall be distributed to the Sithe Partners in proportion to their respective Tracking Account Allocation Percentages (subject to refund if and to the extent the Partnership is required, pursuant to the terms and conditions of any settlement or judgment of any Niagara Mohawk Proceeding, to refund any such amounts so distributed to such Partners). In the event that the Partnership is required, pursuant to the terms and conditions of any settlement or judgment of any Niagara Mohawk Proceeding, to refund any amounts, then any expense, loss or reduction in gross income attributable to such refund shall be specially allocated to and among the Sithe Partners in proportion to their respective Tracking Account Allocation Percentages.

          (c) During any taxable year in which the Partnership realizes gross income, loss or deduction, if any, attributable to the Casualty Insurance Claim Receivable, including the settlement or compromise thereof, such gross income, loss or deduction shall be specially allocated to and among the Sithe Partners in proportion to their respective Tracking Account Allocation Percentages. No portion of such gross income, loss or deduction shall be allocated to Oswego Cogen.

          (d) Any amount received by the Partnership that is attributable to the proceeds of the recovery of all or a portion of the Casualty Insurance Claim Receivable shall be distributed to the Sithe Partners in proportion to their respective Tracking Account Allocation Percentages. The

General Partner has informed Oswego Cogen that the Partnership's accrual or receipt of the proceeds of the Casualty Insurance Claim Receivable shall not result in a reduction in the depreciable basis of the Partnership's properties to any material extent.

     11.13 DISBURSEMENTS IN REPAYMENT OF CREDIT SUPPORT LOANS.

  Notwithstanding any other provision of this Agreement, if on any date the General Partner proposes to make a distribution of Distributable Cash pursuant to Section 10.1 there shall exist any amount due and owing to a Curing Credit Support Party with respect to a Credit Support Loan, the General Partner shall
(a) determine the aggregate amount of Distributable Cash tentatively allocable to all of the Partner or Partners Affiliated with the applicable Credit Support Defaulting Party, after reflecting any adjustment in such amount resulting from the application of Sections 11.8(b)(i) and (ii) and 11.14(a), if applicable, but before applying this Section 11.13, and (b) disburse to the Credit Support Curing Party, rather than to the Partner or Partners Affiliated with the applicable Credit Support Defaulting Party, an amount equal to the lesser of (i) one hundred percent (100%) of the amount determined in (a) above or (ii) the amount necessary to reduce the outstanding balance owed by the Credit Support Defaulting Party under such Credit Support Loan to zero. The General Partner shall cause the Partnership's books and records, including the Partners' Capital Account balances, to account for any such cash payments to the Credit Support Curing Party as having been disbursed to the Partner or Partners Affiliated with the applicable Credit Support Defaulting Party in proportion to their respective Percentage Interests, as reflected in the last proviso contained in Section 10.1, followed by the distribution or payment of funds by such Partners to the Credit Support Defaulting Party, followed, in turn, by the payment by such Credit Support Defaulting Party to the Credit Support Curing Party of an amount equal to the cash disbursements received by such Credit Support Curing Party pursuant to this Section 11.13 in repayment of such Credit Support Loan.

     11.14 SPECIAL DISTRIBUTIONS AND ALLOCATIONS WITH RESPECT TO EXCESS TCC REVENUES AND TCC REVENUE SHORTFALLS.

          (a) If the General Partner proposes to make a distribution of Distributable Cash pursuant to Section 10.1 of this Agreement and at such time there shall exist a positive balance in the Sithe Partners TCC Distribution Account or the Oswego Cogen TCC Distribution Account as of the last day of the month immediately preceding the date of the distribution, then, subject to the provisions of Section 11.8 and Section 11.12, Distributable Cash shall be distributed to the Sithe Partners (in the case of a positive balance in the Sithe Partners TCC Distribution Account) or Oswego Cogen (in the case of a positive balance in the Oswego Cogen TCC Distribution Account) in an amount equal to the lesser of (i) the amount of Distributable Cash available to be distributed to Partners and (ii) the amount necessary to reduce said positive balance to zero. Distributions made pursuant to this Section or Section 19.2(d)(iv) shall be referred to as "TCC Distributions." In the event that Distributable Cash is distributed to the Sithe Partners pursuant to the provisions of this Section 11.14(a), such Distributable Cash shall be allocated and distributed among the Sithe Partners in proportion to the balances of their respective subaccounts in the Sithe Partners TCC Distribution Account (maintained and determined in accordance with the provisions of Section 1.83). The distribution of a TCC Distribution to the Sithe Partners pursuant to this Section 11.14(a) shall not reduce to any extent the amount of Distributable Cash distributed to the Sithe Partners pursuant to Section 10.1 of this Agreement (but it shall instead reduce the amount of Distributable Cash distributed to Oswego Cogen under Section 10.1), and the determination of the amount that is distributable to the Sithe Partners pursuant to Section 10.1 shall be made without regard to the distribution of Distributable Cash to the Sithe Partners pursuant to this Section 11.14(a). The distribution of a TCC Distribution to Oswego Cogen pursuant to this Section 11.14(a) shall not reduce to any extent the amount of Distributable Cash distributed to Oswego Cogen pursuant to Section 10.1 of this Agreement (but it shall instead reduce the amount of Distributable Cash distributed to the Sithe Partners under Section 10.1), and the determination of the amount that is distributable to Oswego Cogen pursuant to Section 10.1 shall be made without regard to the distribution of Distributable Cash to Oswego Cogen pursuant to this Section 11.14(a). At no time shall the Sithe Partners be required to make any Capital Contribution to the Partnership or any payment to Oswego Cogen on account of a negative balance in the Sithe Partners TCC Distribution Account, nor shall Oswego Cogen be obligated to make any Capital Contribution to the Partnership or any payment to the Sithe Partners on account of a negative balance in the Oswego Cogen TCC Distribution Account.

          (b) Commencing with the first taxable year in which, pursuant to
Section 11.14(a) or Section 19.2(d)(iv), either (i) the Sithe Partners receive any distribution with respect to the Sithe Partners TCC Distribution Account or
(ii) Oswego Cogen receives any distribution with respect to the Oswego Cogen TCC Distribution Account, gross income of the Partnership shall be specially allocated to and among the Partners that received such distribution or distributions in proportion to, and up to the amount of, the excess of (A) the TCC Distributions received by each such Partner in the current taxable year and all previous taxable years over (B) the cumulative amount of gross income allocated to such Partner for prior taxable years pursuant to this Section 11.14(b). If gross income is specially allocated to the Sithe Partners pursuant to this Section 11.14(b), the gross income otherwise allocable to Oswego Cogen shall be reduced by the amount of such special allocation (and such special allocation shall not reduce the amount of gross income otherwise allocable to the Sithe Partners). If gross income is specially allocated to Oswego Cogen pursuant to this Section 11.14(b), the gross income otherwise allocable to the Sithe Partners shall be reduced by the amount of such special allocation (and such special allocation shall not reduce the amount of gross income otherwise allocable to Oswego Cogen).

          (c) The Sithe Partners and Oswego Cogen acknowledge and agree that the intent of this Section 11.14 is to (i) allocate to Oswego Cogen forty percent (40%) of the TCC Baseline Net Revenue Amount during the TCC Allocation Period regardless of actual TCC Net Revenues during the TCC Allocation Period, (ii) allocate to the Sithe Partners one hundred percent (100%) of any Excess TCC Revenues during the TCC Allocation Period, (iii) allocate to the Sithe Partners one hundred percent (100%) of any TCC Revenue Shortfall during the TCC Allocation Period and (iv) provide for interest with respect to amounts distributable pursuant to the provisions of this Section 11.14 to the Sithe Partners and/or Oswego Cogen, as the case may be. The provisions of this Agreement shall be interpreted consistently with such intent.

     12. RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNER; CHARGES, EXPENSES AND FEES OF THE GENERAL PARTNER.

     12.1 MANAGEMENT AND CONTROL OF THE PARTNERSHIP.

          (a) Except as otherwise provided for herein, the General Partner, within the authority granted to it under this Agreement, shall have the exclusive right to manage the Business of the Partnership, and hereby is authorized to take any action of any kind and to do anything and everything it deems necessary in accordance with the provisions of this Agreement. The General Partner shall have the exclusive right to manage the day-to-day activities of the Partnership.

          (b) No Person who owns an Interest (except one who also is a General Partner, and then only in its capacity as a General Partner within the scope of its authority hereunder) shall participate in or have any control over the Partnership Business or shall have any authority or rights to act for or bind the Partnership. The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on it by this Agreement.

          (c) Any contract or agreement between the Partnership and any Partner or any Affiliate of any Partner shall be on terms no more favorable to such Partner or Affiliate than would have been obtainable in a bona fide arm's-length transaction and shall be in writing, describing the services to be rendered and the compensation to be paid. If reasonably requested by a Partner, the General Partner shall furnish such requesting Partner with information reasonably necessary to determine the arm's-length nature of the terms of any such contract or agreement. Notwithstanding anything herein to the contrary, the Base Gas Sales Agreement and the Operation and Maintenance Agreement, as in effect on June 30, 2001, are each hereby ratified and approved by the Partners.

     12.2 AUTHORITY OF THE GENERAL PARTNER.

          (a) Except as otherwise provided for herein, the General Partner for, in the name and on behalf of, the Partnership, is hereby authorized to take any action of any kind and to do any and all things necessary or convenient to the conduct of the Business of the Partnership, including, without limitation:

               (i) to acquire by purchase, lease or otherwise, any property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;

               (ii) to operate, maintain, finance, improve, own, grant options with respect to, sell, convey, assign, mortgage, lease or cause to have constructed any property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;

               (iii) to execute any and all agreements, contracts, documents, certifications, and instruments necessary, convenient or incidental in connection with the acquisition, disposition, management, maintenance and operation of the Partnership or any Partnership property and to employ such Persons as are necessary to perform the duties required hereby;

               (iv) to borrow money and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Partnership, and to secure the same by mortgage, pledge or other lien on any property of the Partnership;

               (v) to execute, in furtherance of any or all of the purposes of the Partnership, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument binding on the Partnership or purporting to convey or encumber property of the Partnership;

               (vi) to prepay in whole or in part, refinance, recast, increase, modify or extend any mortgages affecting the Partnership property and in connection therewith to execute any extensions or renewals of mortgages on any such property;

               (vii) to care for and distribute at such time or times as it may determine all funds by way of cash, income, return of capital or otherwise, to establish Reserves in accordance with this Agreement and to perform all matters in furtherance of the objectives of the Partnership;

               (viii) to engage in any kind of activity and to enter into, perform or carry out contracts of any kind (including contracts of insurance covering risks to Partnership property and General Partner liability) and to do all things necessary or incidental to, or in connection with, the accomplishment of the purposes of the Partnership, as may lawfully be carried on or performed by a partnership under the Applicable Laws of each state in which the Partnership then is formed or qualified; and

               (ix) to make any and all elections for federal, state and local tax purposes as the General Partner deems, in reasonable judgment, to be desirable or appropriate, including, without limitation, any election, if permitted by Applicable Laws: (a) to adjust the basis of Partnership assets pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state or local law, in connection with transfers of Interests and Partnership distributions of Partnership property other than cash; (b) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership's federal, state or local tax returns; and (c) to represent the Partnership and the Partners from time to time before tax authorities or courts of competent jurisdiction in tax matters affecting the Partnership and such Persons in their capacity as Partners, and to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind such Persons with respect to such tax matters or otherwise affect the rights of the Partnership or such Persons. The General Partner is specifically authorized to act as the "Tax Matters Partner" for the Partnership and such Persons under the Code or in any similar capacity under state or local law.

     (b) Any Person dealing with the Partnership or the General Partner may rely upon a certificate signed by the General Partner, thereunto duly authorized, as to:

               (i) the identity of the General Partner or the Partners;

               (ii) the existence or nonexistence of any fact or facts which constitute a condition or conditions precedent to acts by the General Partner or which are in any other manner germane to the affairs of the Partnership;

               (iii) the Persons authorized to execute and deliver any instrument or document of the Partnership; or

               (iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

     12.3 EXPENSES OF THE GENERAL PARTNER.

  The General Partner may charge the Partnership for any reasonable direct expenses actually incurred by it, its employees or agents, and for a reasonable proportion of the overhead or indirect expenses of the General Partner or of any of its Affiliates incurred in performing services for the Partnership in connection with the Partnership's Business, which services, but for their performance by the General Partner or any such Affiliates, would be required to be performed for the Partnership by another Person; PROVIDED that the expenses so chargeable shall not exceed the amount that the Partnership would be required to pay to Persons not Affiliates of the General Partner for comparable services made available to the Partnership, in a bona fide arm's-length transaction. All Partnership expenses will be billed directly to the Partnership.

     12.4 RESTRICTIONS ON AUTHORITY OF THE GENERAL PARTNER.

          (a) Notwithstanding anything contained in this Agreement to the contrary, but subject to Section 12.4(d) hereof, without the written consent of each of the Limited Partners, the General Partner shall not have the authority to:

               (i) do any act in contravention of this Agreement;

               (ii) do any act which would make it impossible to achieve the purposes of the Partnership;

               (iii) possess Partnership assets, or assign rights in specific Partnership assets, for other than a Partnership purpose;

               (iv) admit a Person as a General Partner;

               (v) sell, whether through one or a series of transactions, all or substantially all of the assets or property of the Partnership; or

               (vi) issue new Interests in the Partnership.

          (b) Notwithstanding anything contained in this Agreement to the contrary, but subject to Section 12.4(d) hereof, without the consent of the Partners holding at least sixty-six and two-thirds percent (66 2/3%) of the Interests, the General Partner shall not have the authority to:

               (i) in any 12 month period, and except as may be specifically authorized by Sections 12.4(b)(ii) through (xi) in respect of intangible assets of the Partnership, sell or cause to be sold any asset or real property of the Partnership, whether through one or a series of transactions, having a fair market value in excess of $10,000,000 in the aggregate;

               (ii) permit or cause the Partnership to make any loans, advances or contributions to any Person or guarantee the obligations of any Person;

               (iii) change or reorganize the Partnership into any other legal form, enter into any joint venture or partnership, or consolidate, convert or merge with or acquire any other entity;

               (iv) engage in any business other than the Business, except as described in subsection (vi) hereof;

               (v) incur any indebtedness, including any:

                    (1) indebtedness (other than trade liabilities incurred in the ordinary course of Business) for money borrowed or for the deferred purchase price of money or services in excess of an aggregate of $10,000,000 outstanding at any one time;

                    (2) reimbursement obligation under any letter of credit or banker's acceptance;

                    (3) obligation under any capital lease;

                    (4) obligation with respect to interest rate or currency swap or similar hedging agreement, in excess of an aggregate of $10,000,000 outstanding at any one time; or

                    (5) indebtedness pursuant to any refinancing of all or a portion of the Senior Obligations;

               (vi) make any equity or debt investment in any other entity other than Permitted Investments or create or permit to exist any subsidiary other than Sithe/Independence Funding Corporation;

               (vii) make any material expansion of or modification to the Project involving (A) an increase in capital cost in an amount greater than $10,000,000 in the aggregate, or (B) any unreimbursed material increase in annual operation and maintenance expenses; PROVIDED that the planned modifications to convert the Project to cycling operations following June 29, 2001, and the associated capital expenditures (estimated by the Partners as of June 29, 2001 to be approximately $6,000,000) to be made by the Partnership in connection therewith, are hereby approved by the Partners and such expenditures shall not be applied in any manner against the $10,000,000 aggregate threshold in this subsection (vii);

               (viii) enter into, or suspend, cancel or terminate, or amend, supplement or modify any contract, or engage in any series of transactions, on behalf of the Partnership if (A) such action could reasonably be expected to cause a material adverse change in the condition (financial or otherwise), results of operations, Business or properties or prospects of the Partnership or (B) such contract or series of transactions involves annual expenditures by, or annual revenues to, the Partnership in excess of $10,000,000 in the aggregate outstanding at any one time;

               (ix) subject to Section 12.8, take any action that could reasonably be expected to result in a loss by the Partnership of the Project's status as a Qualifying Facility, or, in the absence of Qualifying Facility status, the Partnership's status as an Exempt Wholesale Generator;

               (x) commence, terminate, withdraw or settle, or consent to, any claim or lawsuit, or confess any judgment against the Partnership, which could reasonably be expected to cause a material adverse change in the condition (financial or otherwise), results of operations, Business, properties or prospects of the Partnership;

               (xi) make any material press release or communication with the general public relating to the Project, unless the failure to promptly make such release would be a violation of Applicable Law or could reasonably be expected to cause a material adverse change in the condition (financial or otherwise), results of operations, Business, properties or prospects of the Partnership;

               (xii) except as contemplated by Section 12.9 hereof, change the Operator, amend the Operations and Maintenance Agreement in any material respect, or enter into a new operations and maintenance agreement for the Project;

               (xiii) except as contemplated by Section 12.9 hereof, change the Administrative Services Provider, amend the Administrative Services Agreement in any material respect, or enter into a new administrative services agreement for the Project; or

               (xiv) enter into any TCC Transaction pursuant to Section 12.11 hereof.

          (c) For the purpose of obtaining consent to approve or disapprove of a proposed action under Section 12.4 of this Agreement, the General Partner may, in its notice to the other Partners, require written responses from such Partners within a specified time period (not less than fifteen (15) nor more than thirty (30) days from the date that the receipt of such notice of a proposed action is acknowledged by such Partner pursuant to Section 24.10 hereof) and provide that the failure to respond within such time period shall constitute consent for the proposed action.

          (d) Notwithstanding anything contained in Section 12.1 or this Section
12.4 to the contrary:

               (i) all contracts and agreements entered into by the Partnership on or prior to July 1, 2001, including, without limitation, the Project Documents, shall be deemed to be approved and are hereby ratified by the Partners;

               (ii) the Partners hereby expressly pre-approve and ratify any action taken or to be taken by the General Partner, without the consent of any other Partner, for the purpose of:

                    (1) seeking to amend the Indenture in order to permit Sithe Energies, Inc. to own, directly or indirectly, less than fifty-one percent (51%) of the Partnership and less than one hundred percent (100%) of the outstanding voting securities of Sithe/Independence, Inc.;

                    (2) converting Sithe/Independence, Inc. from a Delaware corporation to a Delaware limited liability company in accordance with Applicable Laws;

                    (3) creating or permitting to exist any subsidiary established by the Partnership and authorized by the Federal Energy Regulatory Commission to engage in resales of electrical energy and/or capacity at market-based rates; PROVIDED, HOWEVER, that if a subsidiary is so established, any acts, activities, transactions, the entering into of contracts or agreements and events of similar import that are to be taken, or proposed to be taken, by such subsidiary (or any of its subsidiaries) shall be subject to the provisions of Section 12.4(b) as if such subsidiary (or, if applicable, its subsidiary) were the Partnership;

                    (4) during the period commencing on July 1, 2001 and ending on December 31, 2001, selling, trading, transferring or otherwise disposing of, alienating or encumbering the TCC for all or a portion of the period commencing on July 1, 2001 and ending on December 31, 2001; PROVIDED that the General Partner shall not, without the consent of the other Partners (which consent shall not be unreasonably withheld), take any action that would be reasonably likely to interfere with the right of Oswego Cogen to conduct, on behalf of the Partnership, an auction, sale or other disposition of the TCC pursuant to Section 12.11(a) during or with respect to such period; and

               (iii) nothing herein shall prohibit the General Partner from taking any action on behalf of the Partnership in order for the Partnership to perform any obligation under any contracts and agreements to which the Partnership is a party and which have been entered into by the Partnership on or prior to July 1, 2001 or in compliance with the provisions of Section 12.4, or if such action is required for the Partnership to comply with Applicable Laws.

     12.5 DUTIES AND OBLIGATIONS OF THE GENERAL PARTNER.

          (a) The General Partner shall take all actions which may be necessary or appropriate (i) for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners or to enable the Partnership to conduct its Business) and (ii) for the achievement of the Partnership's purposes in accordance with the provisions of this Agreement and Applicable Laws.

          (b) The General Partner shall be responsible for the safekeeping and use of all of the funds and assets of the Partnership, whether or not in its immediate possession, or control, and shall not employ or permit another to employ such funds or assets in any manner except for the benefit of the Partnership.

          (c) The General Partner shall devote to the Partnership such time as may be necessary for the proper performance of its duties hereunder.

          (d) The General Partner shall conduct the affairs of the Partnership in the best interests of the Partnership and of the Partners, including the safekeeping and use of all Partnership funds and assets for the benefit of the Partnership.

     12.6 POWER OF ATTORNEY.

          (a) Each Limited Partner by its execution of this Agreement irrevocably constitutes and appoints the General Partner as such Limited Partner's true and lawful attorney and agent, with full power and authority in such Limited Partner's name, place and stead, to execute, acknowledge, deliver, file and record in the appropriate public offices: (i) all certificates or other instruments (including, without limitation, counterparts of this Agreement) and amendments thereto which the General Partner deems appropriate to qualify or continue the Partnership as a limited partnership (or a partnership in which special partners have limited liability) in the jurisdictions in which the Partnership conducts its Business; (ii) all instruments and amendments thereto which the General Partner deems appropriate to reflect any change or modification of the Partnership or the admission of additional or substituted Partners; (iii) all documents of conveyance and other instruments which the General Partner deems appropriate to evidence and reflect any sales or transfer by or the dissolution and termination of the Partnership; (iv) all consents to transfers of Interests, to the admission of additional or Substituted Limited Partners or to the withdrawal or reduction of any Person's invested capital; in each case to the extent that such actions are authorized by the terms of this Agreement; and (v) the execution of any or all of the documents reasonably necessary to the conduct of the Business of the Partnership.

          (b) The foregoing grant of authority (i) is a special power of attorney coupled with an interest in favor of the General Partner and as such shall be irrevocable and shall survive the death or insanity (or, in the case of a Limited Partner that is a corporation, association, partnership, joint venture or trust, shall survive the merger, dissolution or other termination of its existence) of a Limited Partner; (ii) may be exercised for a Limited Partner by a facsimile signature of the General Partner or by listing the Limited Partner, executing any instrument with a single signature of the General Partner acting as attorney-in-fact for all of them, and (iii) shall survive the assignment by a Limited Partner of the whole or any portion of its Interest, except that where the assignee of the whole thereof has furnished a power of attorney and has been approved by the General Partner for admission to the Partnership as a Substituted Limited Partner, this special power of attorney shall survive such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument necessary to effect such substitution and shall thereafter terminate.

     12.7 INDEPENDENT ACTIVITIES.

  The Limited Partners and their respective Affiliates (other than the General Partner), and any Affiliate of the General Partner, may, notwithstanding the existence of this Agreement, engage in whatever activities they choose, whether the same shall be competitive with the Partnership or otherwise, without having or incurring any obligation to offer or disclose any interest in such activities to the Partnership or any Partner. Neither this Agreement nor any activity undertaken pursuant hereto shall prevent such Persons from engaging in any activity, or require the General Partner to permit the Partnership or any Partner to participate therein, and, as a material part of the consideration for the General Partner's execution hereof and admission of the Limited Partners, each of the Partners hereby waives, relinquishes and renounces any such right or claim of participation in any other venture or activity engaged or participated in by such Person(s), except pursuant to a written agreement signed by the General Partner. It is specifically understood and agreed that Affiliates of the General Partner may organize and participate as general partner in partnerships which may engage in activities substantially identical to the activity engaged in by this Partnership.

     12.8 EXEMPT WHOLESALE GENERATOR STATUS.

  Each of the Partners shall exercise their good faith efforts to cooperate and take such actions as may be reasonably necessary to cause the Partnership to obtain the status of an Exempt Wholesale Generator pursuant to the rules and regulations of the Federal Energy Regulatory Commission; PROVIDED that no Partner shall be obligated to take any action to cause the Partnership to obtain Exempt Wholesale Generator status pursuant to this Section 12.8 if, in the reasonable judgment of such Partner, such action could reasonably be expected to cause a material adverse change in the condition (financial or otherwise), results of operations, Business, properties or prospects of the Partnership.

     12.9 AMENDED AND RESTATED OPERATIONS AND MAINTENANCE AGREEMENT; RESTRICTIONS ON CHANGE OF CONTROL OF OPERATOR; ADMINISTRATIVE SERVICES AGREEMENT.

          (a) The General Partner and the Limited Partners acknowledge and agree that the General Partner currently is in negotiations, on behalf of the Partnership, with the Operator to amend and restate the Operations and Maintenance Agreement (such new agreement, the "Second Amended and Restated Operations and Maintenance Agreement"). The General Partner shall use commercially reasonable efforts to promptly conclude the negotiations of such agreement containing terms substantially in accordance with the proposed terms set forth in Exhibit B hereto. If, following the execution and delivery of the Second Amended and Restated

Operations and Maintenance Agreement, a "Change of Control" shall have occurred (as such term is described in the proposed terms set forth in Exhibit B, which provisions shall be reflected in the Second Amended and Restated Operations and Maintenance Agreement), the General Partner shall furnish to the Operator a notice that the Partnership desires the Second Amended and Restated Operations and Maintenance Agreement to continue in effect despite the occurrence of such Change of Control if, and only if, directed to do so in writing by Oswego Cogen. The General Partner shall promptly notify Oswego Cogen of the occurrence of any such Change of Control. The Partners acknowledge that the exercise of the Partnership's and the Operator's respective rights and obligations under the Second Amended and Restated Operations and Maintenance Agreement shall be subject to the Indenture, Security Agreement and the consent previously executed by the Operator with the Collateral Agent.

          (b) The General Partner and the Limited Partners acknowledge and agree that the General Partner currently is in negotiations, on behalf of the Partnership, with Sithe Energies Power Services, Inc. to conclude an agreement (the "Administrative Services Agreement") for the provision by Sithe Energies Power Services, Inc., as the Administrative Services Provider, of certain administrative services to the Partnership. The General Partner shall use commercially reasonable efforts to promptly conclude the negotiations of such agreement containing terms substantially in accordance with the proposed terms set forth in Exhibit C hereto.

     12.10 CERTAIN ACTIONS UPON THE OCCURRENCE OF AN EVENT OF LOSS; TECHNICAL DISPUTES.

          (a) EVENTS OF LOSS. Notwithstanding Section 12.4, the Partners hereby expressly pre-approve any action taken or to be taken by the General Partner for the purpose of making any determination and certification pursuant to Section 6.10(c) of the Indenture following an Event of Loss; PROVIDED, that the execution and delivery of any material contracts or agreements proposed by the General Partner on behalf of the Partnership in connection with the reconstruction or repair of the Project following an Event of Loss shall require the General Partner to demonstrate, subject to confirmation by the Technical Expert if requested by Oswego Cogen as provided in Section 12.10(b) below, that the reconstruction or repair of the Project in accordance with such contracts or agreements is commercially reasonable, taking into account the impact, if any, on the Project's revenues and expenses and general market conditions at such time.

          (b) TECHNICAL DISPUTES. In the event Oswego Cogen disputes any determination of the General Partner pursuant to Section 12.10(a), such dispute shall be deemed a "Technical Dispute" hereunder and Oswego Cogen shall be entitled to notify the General Partner that it desires to refer such Technical Dispute to a Technical Expert for resolution in accordance with the provisions of Section 12.10(c) and (d). Notwithstanding the foregoing or Section 12.4(b) to the contrary, in the event the Partnership receives Casualty Proceeds (as defined in the Indenture) from any Event of Loss that do not exceed, in the aggregate, $10,000,000, the Partners hereby expressly pre-approve any action taken or to be taken by the General Partner for the purpose of reconstructing, repairing or otherwise restoring any portion of the electric or steam generation facilities at the Project following the occurrence of such Event of Loss and the Technical Dispute provisions of Section 12.10(c) and (d) below shall not be available to Oswego Cogen.

          (c) DESIGNATION OF TECHNICAL EXPERT. Within ten (10) days following receipt of a notice referring a Technical Dispute to a Technical Expert, the representatives of the General Partner and Oswego Cogen shall confer in an effort to agree upon a Technical Expert to hear the dispute. If such parties are unable to agree upon the appointment of a Technical Expert then, at the end of such ten (10) day period, each party shall, within five (5) days, notify the other party in writing of its designation of three proposed Technical Experts. Each party shall promptly strike two of the proposed Technical Experts designated by the other party. The remaining two proposed Technical Experts shall, within two (2) days, select one of them to hear the dispute; provided, that if one of the parties still objects to the dispute being heard by such selected Technical Expert, then, within two (2) days, such two proposed Technical Experts shall select a third Technical Expert and such third Technical Expert shall hear the dispute.

          (d) TECHNICAL DISPUTE PROCEDURES. The Technical Expert shall render a decision resolving the matter within sixty (60) days of the date of his or her selection as the Technical Expert. The decision of the Technical Expert shall be in writing and shall be final and binding upon the parties and not subject to appeal or review. The Partnership shall bear all costs and expenses of the Technical Expert procedure and the Technical Expert shall not have the authority to award costs or attorneys' fees to either party. The Technical Expert shall resolve the Technical Dispute in accordance with the procedures set forth in the Commercial Arbitration Rules of the American Arbitration Association, and such decision may be confirmed and enforced in, and judgment upon the award entered by, any federal or state court having jurisdiction over the parties.

     12.11 PROVISIONS AFFECTING THE TCC.

          (a) During the period commencing on July 1, 2001 and ending on December 31, 2001, Oswego Cogen or an Affiliate thereof may, at its option, undertake and commence on behalf of the Partnership a competitive auction or substantially similar bid process designed to solicit competitive bid proposals from creditworthy purchasers for the purchase or acquisition by any such purchaser(s) of all of the TCC with the objective of locking in for the Partnership an equal and fixed monthly revenue stream for the TCC (a "TCC Transaction"). In the event that Oswego Cogen or an Affiliate thereof decides to undertake and commence such auction or bid process pursuant to the immediately preceding sentence, (i) Oswego Cogen shall, for so long as it (or its Affiliate) continues such efforts, provide the General Partner with notice pursuant to
Section 24.10, on at least a weekly basis, of the likelihood for success and proposed or expected timing of such auction or bid process and (ii) the General Partner shall cooperate with Oswego Cogen (or its Affiliate, as the case may be) in facilitating the consummation of the auction or bid process, taking into account that such auction or bid process will be conducted on behalf of the Partnership. The General Partner shall not take any action pursuant to Section 12.4(d)(ii)(4) that would reasonably be expected to interfere with Oswego Cogen's (or its Affiliate's) right to secure a TCC Transaction for the Partnership pursuant to this Section 12.11.

          (b) Oswego Cogen shall promptly submit, or cause to be promptly submitted, to the General Partner the results of any auction or bid process and the details of any proposed TCC Transaction following its receipt thereof. Neither the General Partner nor the Partnership shall have any obligation to submit the proposed TCC Transaction to the Partners for their approval or disapproval (as required pursuant to Section 12.4(b)(xiv) hereof) and, if the Partners approve, to seek to effect such TCC Transaction unless such TCC Transaction if consummated would: (i) commence no later than April 1, 2002; (ii) have a scheduled expiration date of no earlier than December 31, 2008; (iii) obligate the purchaser (or purchasers) thereunder to pay to the Partnership over the entire term of such TCC Transaction fixed, equal monthly payments, with each such payment (or, if multiple purchasers, the aggregate amount of such monthly payments) to be equal to or greater than the TCC Baseline Net Revenue Amount (determined without regard to whether a particular month comes within the TCC Allocation Period); (iv) be entered into with a purchaser which has, or which is supported by a party which has, an investment grade credit rating from a nationally recognized credit rating agency; (v) would satisfy the conditions of Section 12.1(c), if applicable; and (vi) would require the purchaser (or purchasers) to acquire all (and not merely a portion) of the TCC through the scheduled expiration date of the TCC Transaction. If a TCC Transaction proposed by Oswego Cogen (or its Affiliate, as the case may be) satisfies the conditions immediately above, the General Partner shall use commercially reasonable efforts, acting in good faith, to (i) timely submit the TCC Transaction to the Partners for their approval or disapproval as required pursuant to Section 12.4(b)(xiv) hereof and, if the Partners approve the TCC Transaction, (ii) take such actions which may be reasonably necessary to consummate such TCC Transaction. Oswego Cogen and each of the Sithe Partners shall be free to approve or disapprove the proposed TCC Transaction pursuant to the provisions of Section 12.4(b)(xiv) notwithstanding any other provision of this Section 12.11.

          (c) Consummation of a proposed TCC Transaction as contemplated above shall not limit or otherwise restrict the amount of income allocated to, or Distributable Cash distributable to, the Sithe Partners or Oswego Cogen, as the case may be, pursuant to Section 11.14 hereof; PROVIDED, HOWEVER, that for the avoidance of doubt, the special allocations of gross income and Distributable Cash provided in Section 11.14 shall terminate with respect to the period ending December 31, 2005 despite the fact that the TCC Transaction may continue through 2008 or longer.

     13. INVESTMENT AND OPERATING RESTRICTIONS.

     13.1 TRANSFERS OF PROPERTY.

  The signature of the General Partner shall be sufficient to pass title to any property owned by the Partnership or to execute any promissory notes, trust deeds, mortgages or other instruments of hypothecation, and each of the Limited Partners agrees that a copy of this Agreement, subject to appropriate confidentiality protections, may be shown to the appropriate parties in order to confirm the same, and further agrees that the signature of the General Partner shall be sufficient to execute any documents necessary to effectuate this or any other provision of this Agreement.

     13.2 RECEIPT OF FUNDS.

  If, at any time during the continuance of this Agreement, cash, bills or other securities or evidence of indebtedness arising out of or in any manner connected to this Partnership shall be received by a Limited Partner (except for distributions by the Partnership to a Limited Partner as permitted by this Agreement), the same shall be brought to the attention of the General Partner and shall be deposited promptly in a banking institution or wherever the funds and profits of this Partnership are held or shall be turned over to the General Partner.

     14. ADDITIONAL GENERAL PARTNER; REMOVAL OF A GENERAL PARTNER.

     14.1 ADDITIONAL GENERAL PARTNER.

  Persons may be admitted to the Partnership as additional General Partners with the consent of the General Partner and all of the Limited Partners. The addition of one or more General Partners shall not increase the total distributions or allocations to the General Partners as a group.

     14.2 REMOVAL OF A GENERAL PARTNER.

          (a) Any General Partner may be removed as general partner, but not as a Partner, upon a vote of the Limited Partners holding seventy-five percent (75%) of the Interests in the Partnership that are not owned by Affiliates of the General Partner, in the event that, pursuant to a final, non-appealable judgment, it shall have been determined that the General Partner has committed fraud or engaged in willful misconduct in connection with the Business of the Partnership; PROVIDED, HOWEVER, that no removal shall be effective until a replacement general partner is appointed pursuant to Section 14.2(b). Upon such removal, the Interest of the General Partner as removed shall be converted into an Interest as a Limited Partner.

          (b) Unless the General Partner and the Limited Partners otherwise agree, if the last General Partner is removed as general partner pursuant to
Section 14.2(a), a replacement general partner shall be appointed with the written approval of all of the Limited Partners which are not Affiliates of the removed General Partner, such replacement general partner shall be deemed admitted to the Partnership immediately prior to the removal of the predecessor General Partner and such replacement general partner hereby is authorized to and shall continue the Business of the Partnership. Any replacement general partner appointed pursuant to this Section 14.2(b) shall either purchase a one percent (1%) Percentage Interest in the Partnership for the fair market value thereof or be assigned all or part of the Percentage Interest of one or more of the consenting Limited Partners. No General Partner shall be admitted as such pursuant to this Section 14.2(b) if the admission of such General Partner would violate any of the limitations on transfer set forth in Sections 15.3(b) through
(e).

          (c) Any General Partner which is removed as a general partner of the Partnership shall continue to remain liable as a general partner for all debts and obligations of the Partnership incurred prior to or as a result of such removal, but shall not have any liability for any debts and liabilities of the Partnership incurred after such removal. Notwithstanding the foregoing, following the removal of any General Partner, such General Partner shall remain obligated, pursuant to Section 19.2(e) hereof, to restore any negative balance existing in such General Partner's Capital Account upon the liquidation of the Partnership or of such General Partner's interest in the Partnership; PROVIDED, HOWEVER, that such obligation shall not exceed the deficit balance existing on the date of the conversion of such General Partner's Interest as General Partner into an Interest as a Limited Partner.

     15. ASSIGNABILITY OF INTERESTS.

     15.1 TRANSFER OF LIMITED PARTNERS' INTEREST.

  Except as provided in this Section 15, the only restrictions on the assignment or hypothecation of the Interests of the Limited Partners shall be that the assignor shall first have obtained the written consent of all of the Partners; PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld, conditioned or delayed. Any Limited Partner, however, shall be entitled, without receiving the consent of the other Partners but subject to the provisions of Sections 15.3 and 15.6, to transfer or hypothecate its Interest, without relieving itself of liability hereunder, (i) as security for any financing, (ii) to any of its Affiliates or (iii) in the case of the Sithe Partners, to Exelon Corporation, a Pennsylvania corporation, or any Affiliates of Exelon Corporation; PROVIDED, HOWEVER, that any such transfer does not have the consequence described in clause (i) of the immediately following sentence. Without limiting the rights of the Partners whose consent is required for a proposed transfer by another Partner of its Interest, it shall not be unreasonable for a Partner to withhold its consent if (i) such transfer would result in a termination of the Partnership for federal income tax purposes pursuant to Code Section 708 or (ii) such transfer is proposed to be made to a Person (or an Affiliate thereof) that is an adverse litigant of the Partnership, of any Partner or of any Affiliate of any Partner in any material litigation.

     15.2 RIGHT OF FIRST NEGOTIATION.

  In the event that a Limited Partner (hereafter, the "Selling Partner") desires to make an assignment of all or a portion of its Interest to a Person other than an Affiliate of the Selling Partner, the Selling Partner agrees to first negotiate exclusively for a period of not less than thirty days with the Offeree for the purchase by the Offeree or its designee of such Interest. For purposes hereof, "Offeree" means either (1) Oswego Cogen, in the event the Selling Partner is one of the Sithe Partners, or (2) Sithe Energies, Inc., in the event the Selling Partner is Oswego Cogen. In the event that after such time period an agreement cannot be reached between the Selling Partner and the Offeree, the Selling Partner may proceed to assign its Interest to any other Person, subject to the consent requirements of Section 15.1; PROVIDED, HOWEVER, that in the event the Selling Partner fails to so assign its Interest within six months of the date on which the Selling Partner and the Offeree fail to reach agreement, the Selling Partner may not assign its Interest without once again complying with the provisions of this Section 15.2. No Limited Partner shall transfer its Interest to an Affiliate and then transfer ownership in such Affiliate to another Person to avoid compliance with this Section 15.2. Notwithstanding the foregoing, the right of first negotiation set forth in this Section 15.2 shall not apply (i) to the transfer or assignment of all or a portion of the Interests of Sithe/Independence, Inc., Sithe Energies, Inc., Sithe Energies U.S.A., Inc., Mitex, Inc. or Oswego Cogen to the extent necessary (and only to the extent necessary) to prevent the Partnership from becoming a Person primarily engaged in the generation or sale of electric power (other than electric power solely from cogeneration facilities or small power production facilities), as defined in 18 C.F.R. ss. 292.206, including a sale or transfer described in Section 15.4 or (ii) to any proposed transfer by the Sithe Partners of all or a portion of their respective Interests to Exelon Corporation, a Pennsylvania corporation, or any Affiliates of Exelon Corporation.

     15.3 LIMITATIONS ON TRANSFER.

  Notwithstanding any provision of this Section 15 to the contrary, any otherwise permitted transfer shall be deemed void ab initio and shall have no force or effect, to the fullest extent permitted by law, if:

          (a) such transfer would, in the written opinion of a qualified tax advisor or counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for federal or state income tax purposes;

          (b) such transfer would require the registration of such transferred Interest pursuant to any applicable federal or state securities laws or would subject the Partnership to regulation under the Investment Company Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended;

          (c) such transfer would result in a material adverse effect on the Partnership with respect to any Applicable Law, or is proposed to be made to any Person who lacks the legal right, power, or capacity to own such Interest;

          (d) in the case of a transfer by Oswego Cogen, such transfer is proposed to be made to any Person who is, or whose Affiliate is, an "electric utility company", "electric utility holding company", "public utility company" or "public utility holding company" under PUHCA (other than any such Person that is exempt pursuant to Sections 3(a)(3) or 3(a)(5) of PUHCA); PROVIDED, HOWEVER, that the foregoing transfer limitation shall cease to apply if and to the extent that the Project has ceased to qualify as a Qualifying Facility and the Partnership is not pursuing actions reasonably intended to reestablish Qualifying Facility status for the Project;

          (e) in the case of a transfer by one of the Sithe Partners, such transfer is proposed to be made to any Person who is, or whose Affiliate is, an "electric utility company", "electric utility holding company", "public utility company" or "public utility holding company" under PUHCA (other than any such Person that is exempt pursuant to Sections 3(a)(3) or 3(a)(5) of PUHCA), if, taking into account the status of the existing Partners in the Partnership (and their Affiliates) such transfer would result in a loss by the Project of its status as a Qualifying Facility; PROVIDED, HOWEVER, that the foregoing transfer limitation shall cease to apply if and to the extent that the Project has ceased to qualify as a Qualifying Facility and the Partnership is not pursuing actions reasonably intended to reestablish Qualifying Facility status for the Project; or

          (f) such transfer would result in a breach of any material obligation under any material contract or agreement to which the Partnership is a party.

     15.4 MANDATORY SALES OR RESTRUCTURING.

          (a) In the event that the Commission determines, pursuant to an order that has not been stayed, enjoined or set aside, that Enron Corp. is not an exempt holding company under Section 3(a)(3) or Section 3(a)(5) of PUHCA, Oswego Cogen shall take such actions as may be reasonably necessary to avoid the loss by the Partnership of the Project's status as a Qualifying Facility, including, if necessary, the sale or other restructuring of its Interest. Any such sale, transfer or restructuring of the Interest of Oswego Cogen shall be subject to all restrictions on the transfer of its Interest contained in Section 15.3. A sale or transfer by Oswego Cogen of its Interest pursuant to this Section 15.4 shall not require the consent of any Partner unless its proposed transferee is described in subclause (ii) of the last sentence of Section 15.1, in which case prior consent of the other Partners shall be required. Notwithstanding the foregoing, if the sale or transfer of the Interest by Oswego Cogen would result in a termination of the Partnership for purposes of Code Section 708, Oswego Cogen shall hold harmless and pay to each of the other Partners an amount equal to (i) the net present value of any adverse net federal and state income tax consequences it will suffer as a direct result of the termination of the Partnership for tax purposes, including, without limitation, any readjustment to the depreciation periods or methods applicable to the Partnership's depreciable properties, plus (ii) an additional payment necessary to reimburse the Partners for the net federal and state income taxes owed on any payment under the foregoing subclause (i) and this subclause (ii) (such net federal and state income taxes to be conclusively presumed to be imposed at a combined effective tax rate of forty percent (40%) regardless of the actual effective tax rate or tax situation of the Partners or of any Partner); PROVIDED, HOWEVER, that Oswego Cogen shall not be required to pay any amount pursuant to the foregoing subclause (ii) in the event that Oswego Cogen obtains an opinion from a nationally recognized accounting or law firm, selected by Oswego Cogen and consented to by the Partners holding a majority in interest of the Interests of the Partnership (excluding the Interest held by Oswego Cogen), such consent not to be unreasonably withheld, to the effect that the payment by Oswego Cogen of amounts pursuant to subclause (i) should not be treated as taxable income to the Partners. For purposes of this Section 15.4, any net present value calculation shall be determined using a discount rate of ten percent (10%) and an assumed effective combined income tax rate of forty percent (40%).

          (b) In the event that Oswego Cogen determines, in its reasonable business judgment, that a sale or other restructuring of its Interest pursuant to Section 15.4(a) would be reasonably likely to have a material adverse effect on it, Oswego Cogen may provide written notice thereof to the General Partner, and, if requested by Oswego Cogen, the General Partner shall consider in good faith any reasonable proposals of Oswego Cogen that may eliminate the (i) regulatory or contractual requirements for the Project to continue to qualify as a Qualifying Facility and (ii) the requirement hereunder for Oswego Cogen to sell or otherwise restructure its Interest; PROVIDED, HOWEVER, that the General Partner shall not be required to take any action that would not be in compliance with the Indenture; and PROVIDED, FURTHER, that if any such proposed action would not be in compliance with the Indenture, the General Partner agrees, upon the reasonable written request of Oswego Cogen, to cooperate in good faith with Oswego Cogen in seeking on behalf of the Partnership and Sithe Funding a waiver or modification to the Indenture if the General Partner reasonably determines that such proposed action would not have an adverse effect on the business, financial condition, properties or prospects of the Partnership. In making such determination, the General Partner shall consider, among other things, (x) any financial support or contributions to be provided or made by Oswego Cogen to or for the benefit of the Partnership and/or any of the other Partners in connection with or resulting from any change in the status of the Project and the Partnership proposed by Oswego Cogen pursuant to this Section 15.4(b) and
(y) letters from each of Standard & Poor's Ratings Corporation, a Division of the McGraw-Hill Companies, Moody's Investors Service, Inc. and Fitch, Inc., or the rating agencies then rating the Bonds, obtained by Oswego Cogen (or, if reasonably requested by Oswego Cogen, by the Partnership or Sithe Funding, at the expense of Oswego Cogen), stating that the rating of the Bonds (as defined in the Indenture) will not be reduced as a result of any change in the status of the Project and the Partnership proposed by Oswego Cogen pursuant to this
Section 15.4(b) (collectively, the "Ratings Confirmation Letters"). For the avoidance of doubt, the General Partner shall have no obligation to consider any proposed action of, or cooperate with, Oswego Cogen pursuant to this Section 15.4(b) in the event that Oswego Cogen fails to obtain, or cause to be obtained, the Ratings Confirmation Letters and provide copies thereof to the General Partner. The costs and expenses of seeking any waiver or modification to the Indenture for the purposes of this Section 15.4(b) shall be borne solely by Oswego Cogen, and Oswego Cogen hereby agrees to indemnify and hold harmless the Partnership and each of the other Partners for any costs or expenses incurred by the Partnership or such Partner, as the case may be, in furtherance of the foregoing.

     15.5 CERTAIN SALES BY THE SITHE PARTNERS.

  In the event that a sale or transfer of a portion of any of the Interests held by the Sithe Partners is necessary to avoid the loss by the Partnership of the Project's status as a Qualifying Facility as a result of the exercise by Exelon, or any successor or assignee thereof, of any right to acquire an additional ownership interest in Sithe Energies, any such sale or transfer shall be subject to all of the restrictions on the transfer of Interests contained in Section
15.3. A sale or transfer by any of the Sithe Partners pursuant to this Section
15.5 shall not require the consent of any Partner (but only to the extent of the portion of such sale that is necessary to avoid the loss by the Partnership of the Project's status as a Qualifying Facility), unless its proposed transferee is described in subclause (ii) of the last sentence of Section 15.1, in which case prior consent of the other Partners shall be required. Notwithstanding the foregoing, if the sale or transfer of the Interest by the selling Sithe Partner(s) would result in a termination of the Partnership for purposes of Code
Section 708, the selling Sithe Partner(s) shall hold harmless and pay to each of the other Partners an amount equal to (i) the net present value of any adverse net federal and state income tax consequences it will suffer as a direct result of the termination of the Partnership for tax purposes, including, without limitation, any readjustment to the depreciation periods or methods applicable to the Partnership's depreciable properties, plus (ii) an additional payment necessary to reimburse the Partners for the net federal and state income taxes owed on any payment under the foregoing subclause (i) and this subclause (ii) (such net federal and state income taxes to be conclusively presumed to be imposed at a combined effective tax rate of forty percent (40%) regardless of the actual effective tax rate or tax situation of the Partners or of any Partner); PROVIDED, HOWEVER, that the selling Sithe Partner(s) shall not be required to pay any amount pursuant to the foregoing subclause (ii) in the event that such selling Sithe Partner(s) obtains an opinion from a nationally recognized accounting or law firm, selected by such selling Sithe Partner(s) and consented to by Oswego Cogen, such consent not to be unreasonably withheld, to the effect that the payment by such selling Sithe Partner(s) of amounts pursuant to subclause (i) should not be treated as taxable income to the Partners. For purposes of this Section 15.5, any net present value calculation shall be determined using a discount rate of ten percent (10%) and an assumed effective combined income tax rate of forty percent (40%).

     15.6 EXPENSES.

  No transfer described in Sections 15 shall be effective unless the transferor or transferee pays to the Partnership all direct out-of-pocket costs reasonably incurred by the Partnership as a result of such transfer and indemnifies the Partnership (in a manner which is reasonably satisfactory to the General Partner) for any such costs that may be reasonably incurred by the Partnership thereafter as a result of such transfer.

     16. RESERVED.

     17. SUBSTITUTED LIMITED PARTNER.

     17.1 CONDITIONS.

  No assignee of the whole or any portion of the Interest of any Person who is not a General Partner shall have the right to become a Substituted Limited Partner in place of his assignor, unless all of the following conditions are satisfied:

          (a) a written instrument of assignment, fully executed and acknowledged by the assignor, has been filed with the Partnership setting forth the intention of the assignor that the assignee become a Substituted Limited Partner in its place;

          (b) the assignor and assignee have executed and acknowledged such other instruments as the General Partner may deem necessary or desirable to effect such admission, including the written acceptance and adoption by the assignee of the provisions of this Agreement; and

          (c) the General Partner has consented in writing to the substitution, which consent will not be unreasonably withheld.

     17.2 EFFECT OF ASSIGNMENT WITHOUT SUBSTITUTION.

  In the case of assignments where the assignee does not become a Substituted Limited Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and required documentation for the limited purposes of allocating Profits and Losses and making distributions pursuant to the terms of this Agreement.

     17.3 DISCRETION OF GENERAL PARTNER.

  The General Partner may elect to treat an assignee which has not become a Substituted Limited Partner as a Substituted Limited Partner in the place of its assignor should it deem, in its reasonable judgment, that such treatment is in the best interest of the Partnership for any of its purposes or for any of the purposes of this Agreement.

     17.4 CONSENT NOT REQUIRED.

  No consent of the Limited Partners is required to effect the substitution of a Limited Partner, except that a Limited Partner assigning its Interest must evidence its intention that its assignee be admitted as a Substituted Limited Partner in its place and execute any instruments required in connection therewith.

     17.5 AMENDMENT OF CERTIFICATE.

  The General Partner will amend the Certificate of Limited Partnership if, as and when required to reflect the substitution of the Limited Partner.

     17.6 MISCELLANEOUS.

  Upon the bankruptcy or insolvency of a Limited Partner or upon the dissolution or other cessation of a non-individual Limited Partner's existence as a legal entity, the authorized representative of such entity shall have all the rights of the Limited Partner for the purpose of effecting the orderly winding up and dissolution of the business of such entity, and shall have such power as such entity possessed to constitute a successor as an assignee of its Interest in the Partnership and to join, if necessary, with such assignee in making application to substitute such assignee as the Limited Partner.

     18. WITHDRAWAL.

     The General Partner shall not withdraw from the Partnership without the express written consent of all of the Partners. The withdrawal of any Limited Partner shall not cause a dissolution of the Partnership, and the Business shall continue without interruption. In the event of the withdrawal, for any reason, of the General Partner, the Partnership shall dissolve, unless the Business is continued by any remaining General Partner. In the event of the withdrawal of the last remaining General Partner, the Partnership shall dissolve, unless within 90 days after the occurrence of such withdrawal, each of the Partners not Affiliated with such General Partner agree in writing to continue the Business of the Partnership and to the appointment, effective as of the date of withdrawal of the last General Partner, of one or more additional General Partners, who are hereby authorized to and shall continue the Business of the Partnership.

     19. DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP.

     19.1 EVENTS CAUSING DISSOLUTION.

  The Partnership shall terminate upon the happening of any of the following events:

          (a) the removal or withdrawal of the General Partner, except as provided in Sections 14 and 18 hereof;

          (b) the sale or other disposition of all or substantially all of the assets of the Partnership;

          (c) the election by the General Partner and the approval of each of the Limited Partners to dissolve the Partnership; or

          (d) the entry of a decree of judicial dissolution of the Partnership.

Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Partnership's Certificate of Limited Partnership shall have been cancelled, and the assets of the Partnership shall have been distributed as provided in Section 19.2(d) hereof. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, as aforesaid, the Business of the Partnership shall continue to be governed by this Agreement.

     19.2 LIQUIDATION.

          (a) Upon dissolution of the Partnership, the General Partner, or, if none, a Person approved in accordance with Applicable Laws by the Limited Partners (a "Liquidating Trustee"), shall liquidate the assets of the Partnership, apply and distribute the proceeds thereof as contemplated by this Agreement and cause the cancellation of the Partnership's Certificate of Limited Partnership.

          (b) Notwithstanding the foregoing, in the event that the General Partner or the Liquidating Trustee, as the case may be, shall determine that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the General Partner or the Liquidating Trustee, as the case may be, in order to avoid such loss, may, after having given notice to all the Partners, to the extent not then prohibited by Applicable Laws, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Partnership except those necessary to satisfy the Partnership's then current debts and obligations, or distribute the assets in kind.

          (c) If any assets of the Partnership are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof, and any Person entitled to any interest in such assets shall receive such interest therein as a tenant-in-common with all other Persons so entitled. The fair market value of such assets shall be determined by an independent appraiser to be selected by the General Partner or the Liquidating Trustee, as the case may be.

          (d) The proceeds from the liquidation of the assets of the Partnership shall be distributed, after all allocations of Profit or Loss (and items of income, gain, loss and deduction) have been made in accordance with Section 11 hereof, in the following order:

               (i) First, to pay the expenses of liquidation of, and the claims and obligations of the Partnership, including any obligations under the Project Documents, other than the debts or obligations owing to the Partners whether matured or contingent, or to establish reasonable reserves therefor, all in accordance with Applicable Laws;

               (ii) Second, to such debts or obligations as are owing to the Partners;

               (iii) Third, to Oswego Cogen, in an amount equal to the lesser of
     (i) the balance of its Special Distributions Account and (ii) its positive Capital Account balance;

               (iv) Fourth, to any Partner having a positive balance in its TCC Distribution Account (or subaccount) an amount equal to the lesser of: (i) the balance of such Partner's TCC Distribution Account (or subaccount) and
     (ii) such Partner's positive Capital Account balance (determined, in the case of Oswego Cogen, after reducing such Capital Account balance to take into account any distributions made pursuant to the provisions of Section 19.2(d)(iii) hereof);

               (v) Fifth, to the Partners in proportion to, and up to the amounts of, their respective positive Capital Account balances (determined after reducing the balance of the Capital Account of each Partner to take into account any distributions made to such Partner pursuant to the provisions of Sections 19.2(d)(iii) or (iv) hereof); and

               (vi) Sixth, to the Partners in proportion to their Percentage Interests.

          (e) In the event that any current or former General Partner's Capital Account is negative upon liquidation of the Partnership (or of the General Partner's interest in the Partnership), and after giving effect to all contributions (including any amount considered contributed by such General Partner to the Partnership under Section 1.704-1(b)(2)(iv)(c) of the Regulations), distributions and allocations for all taxable years, including the taxable year during which the final liquidating distribution occurs, such General Partner shall contribute to the capital of the Partnership the amount necessary to restore its Capital Account to zero (or, if applicable, the amount determined pursuant to Section 14.2(c) hereof), and the amount so contributed shall be treated as additional proceeds from the liquidation of the assets of the Partnership and shall be distributed in accordance with and pursuant to
Section 19.2(d) hereof. The General Partner shall make such contribution by no later than the end of the taxable year during which such liquidation occurs (or, if later, within 90 days after the date of such liquidation). This Section 19.2(e) is intended to impose an unconditional obligation on the General Partner to restore any deficit balance in its Capital Account in accordance with the requirements of Section 1.704-1(b)(2)(ii)(b)(3) of the Regulations, and it shall be interpreted and applied accordingly.

          (f) The General Partner may, upon the liquidation of the Partnership or of the General Partner's Interest, expressly assume any liability of the Partnership. Any such assumption of liability by the General Partner is intended to be treated as an assumption of such liability for purposes of Section 1.704-1(b)(2)(iv)(c) of the Regulations, and this Section 19.2(f) shall be interpreted and applied accordingly.

     20. BOOKS AND RECORDS; REPORTS; OTHER INFORMATION.

     20.1 BOOKS AND RECORDS.

  The Partnership shall keep adequate books and records at its principal place of business or at such other location selected by the General Partner, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Business of the Partnership. Subject to Applicable Laws, any Partner or its designated representative shall have the right, at any reasonable time, to have access to and inspect the contents of such books and records. The books shall be kept pursuant to the method of accounting selected by the General Partner. The General Partner may, upon recommendation of the Partnership's independent certified public accountants, change the accounting method pursuant to which the books are kept.

     20.2 ANNUAL REPORTS.

  Within one hundred and twenty (120) days after the end of each tax year, each Partner shall be furnished with an annual report containing (i) a balance sheet of the Partnership as of the end of the tax year and statements of income, Partners' equity, and changes in financial position of the Partnership and a cash flow statement of the Partnership, for the year then ended, all of which, except the cash flow statement, shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of an independent certified public accountant; (ii) a report of the activities of the Partnership during the period covered by the report; (iii) if applicable, a statement of fees paid by the Partnership to the General Partner and Affiliates thereof; and (iv) where projections have previously been provided to the Partners, a table comparing the projections previously provided with the actual results during the period covered by the report. Such report shall set forth distributions to Persons owning Interests for the period covered thereby and shall separately identify distributions from (i) Available Cash during the period, (ii) Available Cash during a prior period which has been held as Reserves, (iii) proceeds from disposition of properties, and (iv) Reserves from the gross proceeds originally obtained from the Partners.

     20.3 REPORTS TO PROJECT LENDERS.

  The General Partner shall deliver or cause to be delivered to Oswego Cogen a copy of each report, notice or piece of correspondence required by Section 6.1 of the Indenture, at the same time as such reports are (or if no bonds remain outstanding under the Indenture, at the time such reports would have been) required to be delivered to the Trustee under the Indenture or any agent acting on such Person's behalf.

     20.4 ANNUAL BUDGET.

  The General Partner shall (i) provide each Limited Partner with a copy of the annual Budget not later than five (5) days following the General Partner's receipt of same from the Operator, (ii) at least thirty (30) days prior to the first day of the second half of each Annual Period, provide each Limited Partner with a semi-annual Budget for the next following six month period, and

(iii) reasonably consider such comments as such Limited Partner may provide to the General Partner in the process of the General Partner's approval or rejection of any Budget as contemplated in the Operations and Maintenance Agreement. Each annual and semi-annual Budget shall, among other information, set out the amount and expected timing of all material expenses, including, without limitation, the amount to be expended for and the expected timing of capital expenditures, scheduled maintenance and other material non-operating expense categories. If and to the extent that the amount or expected timing of all material expenses, including, without limitation, the amount to be expended for and the expected timing of capital expenditures, scheduled maintenance and other material non-operating expense categories is materially revised, the General Partner shall promptly provide each Limited Partner with the revised schedule of such items.

     20.5 TAX INFORMATION.

  Necessary tax information (including Schedule K-1) shall be delivered by the General Partner to the Partners as soon as practicable after the end of each tax year of the Partnership, taking into account the due dates of the tax returns of the Partners, and the Partners shall, upon request of the General Partner, provide such information as may reasonably be requested to permit the Partnership to comply with all Applicable Laws.

     21. AMENDMENTS.

     21.1 ADDITIONAL PARTNERS.

  Each Substituted Limited Partner, additional General Partner and successor General Partner shall become a party hereto by signing such number of counterpart signature pages to this Agreement and such other instrument or instruments, as the General Partner shall determine, or in such other manner permissible by law. Each Substituted Limited Partner, additional General Partner or successor General Partner, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by, all the provisions of this Agreement, as amended from time to time in accordance with the provisions of this Agreement.

     21.2 AMENDMENTS WITH CONSENT OF LIMITED PARTNERS.

  This Agreement may be amended from time to time by the General Partner with the consent of the Partners holding at least sixty-six and two-thirds percent (66 2/3%) of the Interests; PROVIDED, HOWEVER, that no amendment to Sections 10.1, 10.2, 19.2(e), 19.2(f) or 20.4 shall be effective without the consent of all of the Partners; and PROVIDED, FURTHER, that without the consent of the Limited Partners to be adversely affected by any such amendment, this Agreement may not be amended to (i) convert a Limited Partner's Interest into a General Partner's Interest; (ii) modify the limited liability of a Limited Partner;
(iii) alter the interest of a Limited Partner in Profits or Losses or in distributions; or (iv) alter the fees or other compensation payable to a Limited Partner. For the purpose of obtaining a written vote to approve or disapprove of a proposed amendment under this Section 21.2 of this Agreement, the General Partner may require written responses within a specified time period (not less than fifteen (15) nor more than sixty (60) days from the date of any notice of a proposed amendment) and provide that the failure to respond within such time period shall, at the General Partner's designation, constitute a favorable or unfavorable vote for the proposed amendment.

     21.3 EXECUTION OF AMENDMENTS.

  If this Agreement shall be amended as a result of substituting a Limited Partner, such amendment to this Agreement shall be signed, at a minimum, by the General Partner and by the Person to be substituted. If this Agreement shall be amended to reflect the designation of an additional General Partner, or the cessation of the General Partner as the General Partner and the continuation of the Business of the Partnership, such amendment shall be signed by such additional General Partner and by the remaining or successor General Partner or General Partners.

     21.4 RECORDING OF AMENDMENTS.

  In making any amendments to this Agreement, the General Partner shall prepare and file for recording such documents and certificates as are required to be prepared and filed pursuant to the Act and under the laws of any other jurisdiction in which the Partnership owns property or is required to file any such documents or certificates, not less frequently than once each calendar quarter.

     22. LIABILITY OF THE GENERAL PARTNER.

     22.1 IN GENERAL.

  Except as expressly provided in this Agreement, neither the General Partner nor its Affiliates and their respective officers, directors, employees and agents shall be liable to the Partnership or any Persons who have acquired any interests in the Partnership, whether as Limited Partners or otherwise, or any other Persons, for losses sustained or liabilities incurred as a result of any act or omission of the General Partner or such Person, if the General Partner or such Person acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership. The duties and liabilities of the General Partner to the Partnership or to any other Partner shall be only as specifically provided in this Agreement, and no Partner shall have any liability to the Partnership or any other Partner for any act or omission taken or done in good faith reliance on the provisions of this Agreement.

     22.2 AGENTS OF THE GENERAL PARTNER.

  The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or through its agents, and the General Partner shall not be responsible for any act or omission on the part of any such agent appointed by the General Partner in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership.

     23. INDEMNIFICATION OF GENERAL PARTNER.

     23.1 IN GENERAL.

  To the fullest extent permitted by law, the Partnership, its receiver or its trustee, shall indemnify, hold harmless and pay in full all judgments and claims against or liabilities of the General Partner incurred by reason of any act performed or omitted to be performed or alleged to have been performed or omitted to be performed by or in connection with the Business of the Partnership, including attorneys' fees incurred by the General Partner in connection with the defense of any action or threatened action based on any act or omission, which attorneys' fees shall be paid as incurred, including, except as specifically provided in Section 23.3 hereof, all such liabilities under federal and state securities laws (including the United States Securities Act of 1933, as amended) as permitted by law.

     23.2 AGAINST CLAIMS BY LIMITED PARTNER.

  In the event of any action by a Limited Partner or Partners against any General Partner, including a Partnership derivative suit, the Partnership shall indemnify, hold harmless and pay in full all expenses of such General Partner, including attorneys' fees, incurred in the defense of such action, if (i) such General Partner is successful in the defense of such action, or (ii) in the opinion of the Partnership's counsel, the matter has been settled by controlling precedent, or (iii) if the matter has not been settled by controlling precedent, the issue will be submitted to a court of competent jurisdiction as to whether such indemnification by the Partnership is against public policy, and all parties will be governed by the final adjudication of such court of such issue.

     23.3 EXCEPTIONS.

  Notwithstanding the provisions of Sections 23.1 and 23.2 hereof, a General Partner shall not be indemnified from any liability for fraud, bad faith, willful misconduct or gross negligence.

     24. MISCELLANEOUS.

     24.1 AGREEMENTS IN COUNTERPARTS.

  This Agreement may be executed in several counterparts or with multiple signature pages, and as executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or to the same counterpart.

     24.2 SURVIVAL OF RIGHTS.

  Except as herein otherwise provided, this Agreement shall be binding upon and inure to the benefit of each of the parties signatory hereto, its personal representatives, heirs, successors and assigns.

     24.3 SECTION HEADINGS.

  The section headings are intended for convenience only, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section or paragraph hereof.

     24.4 ADDITIONAL DOCUMENTS.

  Each party hereto agrees to execute by acknowledgment or affidavit, if required, any and all documents and writings which may be necessary or expedient in the creation or continuation of this Partnership and the achievement of its purposes, including the Certificate of Limited Partnership and all amendments thereto, as well as any cancellation thereof. Without limiting the generality of the foregoing, the Partners agree to use reasonable efforts to cooperate with any application of the Partnership for Exempt Wholesale Generator status unless such status could be reasonably expected to have a material adverse effect on the Partnership.

     24.5 WAIVER OF PARTITION.

  Each of the parties hereto irrevocably waives, during the term of the Partnership, any right that it may have to maintain any action for partition with respect to the properties of the Partnership.

     24.6 VALIDITY.

  In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

     24.7 INTERPRETATION.

  When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice versa. Any reference to any gender shall be deemed to include all other genders unless the context otherwise requires.

     24.8 GOVERNING LAW.

  It is the intention of the parties that the laws of the State of Delaware govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     24.9 LIMITATION ON DAMAGES.

  No Partner shall be entitled to any treble, special, incidental, punitive, exemplary or consequential damages of any nature, each Partner hereby waiving its right, if any, to recover such damages.

     24.10 NOTICES.

  All notices or other communications hereunder shall be in writing and may be sent by (a) facsimile, or (b) registered, certified or regular United States mail, first-class, postage prepaid, in either case as follows:

               (i)   if to the General Partner:

                     Sithe/Independence, Inc.
                     c/o Sithe Energies, Inc.
                     335 Madison Avenue
                     New York, New York 10017
                     Attention: General Counsel
                     Facsimile: (212) 351-0800

               (ii)  if to Sithe Energies U.S.A., Inc.:

                     Sithe Energies U.S.A., Inc.
                     c/o Sithe Energies, Inc.
                     335 Madison Avenue
                     New York, New York  10017
                     Attention:  General Counsel
                     Facsimile:  (212) 351-0800

               (iii) if to Sithe Energies, Inc:

                     Sithe Energies, Inc.
                     335 Madison Avenue
                     New York, New York  10017
                     Attention:  General Counsel
                     Facsimile:  (212) 351-0800

               (iv)  if to Mitex, Inc.:

                     Mitex, Inc.
                     c/o Sithe Energies, Inc.
                     335 Madison Avenue
                     New York, New York  10017
                     Attention:  General Counsel
                     Facsimile:  (212) 351-0800

               (v)   if to Oswego Cogen:

                     Oswego Cogen Company, LLC
                     1400 Smith Street
                     Houston, TX  77002
                     Attention:  Sheila Tweed
                     Facsimile:  (713) 646-3490

                     with a copy to:

                     Enron Corp.
                     1400 Smith Street
                     Houston, TX  77002

                     Attention:  Donna Lowry
                     Facsimile:  (713) 646-4039

     The date of transmission as recorded on a valid confirmation in the case of notice described in subsection (a) above, and the date of registry thereof or the date of the certified receipt therefor in the case of registered or certified mail described in subsection (b) above, shall be deemed the date of receipt of notice; PROVIDED that any notice delivered pursuant to Section 12.4(c) shall not be deemed to have been received until the intended recipient thereof shall acknowledge receipt in writing to the party providing such notice. From time to time any Partner may designate a new address for itself for purpose of notice hereunder by written notice to each of the other Partners duly given as provided herein.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the day and year first above written.

GENERAL PARTNER:                   SITHE/INDEPENDENCE, INC.

                                   By:    /s/ Sandra J. Manilla
                                          ---------------------------
                                   Name:  Sandra J. Manilla
                                   Title: Treasurer


LIMITED PARTNER:                   SITHE ENERGIES U.S.A., INC.

                                   By:    /s/ Sandra J. Manilla
                                          ---------------------------
                                   Name:  Sandra J. Manilla
                                   Title: Treasurer


LIMITED PARTNER:                   SITHE ENERGIES, INC.

                                   By:    /s/ Sandra J. Manilla
                                          --------------------------
                                   Name:  Sandra J. Manilla
                                   Title: Treasurer


LIMITED PARTNER:                   MITEX, INC.

                                   By:    /s/ Sandra J. Manilla
                                          --------------------------
                                   Name:  Sandra J. Manilla
                                   Title: Treasurer


LIMITED PARTNER:                   OSWEGO COGEN COMPANY, LLC

                                   By:    /s/ Jeffrey M. Donahue
                                          --------------------------
                                   Name:  Jeffrey M. Donahue
                                   Title: President and Chief Operating Officer

                                    EXHIBIT A

    PERCENTAGE INTERESTS AND ESTIMATED AND PROJECTED CAPITAL ACCOUNT BALANCES

                                   Percentage       Estimated and Projected Capital Account
           Partner                  Interest            Balance (as of June 30, 2001)**
           -------                  --------            -----------------------------
Sithe/Independence, Inc.               1%                          -420,800,000
Sithe Energies U.S.A., Inc.           44%                          - 33,600,000
Sithe Energies, Inc.                   5%                          -  1,600,000
Mitex, Inc.                           10%                          -  7,600,000
Oswego Cogen Company, LLC*            40%                          - 12,700,000

----------
*As indirect successor in interest of a 40% Interest formerly held by Sithe Energies, Inc.

**Estimated and projected balances; final balances will vary.

                                                                       EXHIBIT B

                    SUMMARY OF PROPOSED TERMS AND CONDITIONS
                                     OF THE
        SECOND AMENDED AND RESTATED OPERATIONS AND MAINTENANCE AGREEMENT
                                     BETWEEN
 SITHE/INDEPENDENCE POWER PARTNERS, L.P. AND SITHE ENERGIES POWER SERVICES, INC.

Owner:                       Sithe/Independence Power Partners, L.P.

Operator:                    Sithe Energies Power Services, Inc.

Facility:                    Approximately 1,032 megawatt gas-fired electrical
                             and steam generating plant and associated materials, structures and systems located in the Town of Scriba, County of Oswego, New York (the
                             "Project").

Term:                        Until December 31, 2014.

Services:                    Operator shall provide all services necessary to
                             properly operate and maintain the Project
                             (including without limitation all appurtenant facilities, hot water distribution piping, access roads and utility connections) in good operating condition and in compliance with, INTER ALIA, (i) the Project Documents and all insurance policies relating to the Project, (ii) the procedures established in the operation and maintenance manuals, (iii) Prudent Engineering and Operating
                             Practices (as defined in the Indenture), or, to the extent more stringent, standards set forth in the Project Documents, including the performance of all routine and scheduled maintenance of the Project,
                             (iv) vendor and manufacturer requirements or conditions, as applicable, (v) the O&M Procedures established by Operator and approved by Owner and
                             (vi) any and all environmental permits, operating permits, franchise agreements, and other governmental approvals, licenses or permits necessary for the operation of the Project.

                             Operator shall also (1) carry out any and all activities necessary to respond appropriately to and mitigate situations of emergency that involve the safety of persons or the security of property or that interfere with the normal operation of the Project; (2) operate and maintain the Project in a manner designed to maintain the status of the Project as a qualifying cogeneration facility or a qualifying small power production facility as defined in the Federal Power Act, as amended,
                             Section 3 (16 U.S.C. ss. 796) and Part 292 of the rules and regulations of the Federal Energy Regulatory Commission (18 C.F.R. Part 292) (a "Qualifying Facility"); PROVIDED, that if the Project is no longer required by the Project Documents to be a Qualifying Facility, if instructed to do so by Owner, Operator shall operate and maintain the Project in a manner designed to maintain the status of the Project as an "Exempt Wholesale Generator" as defined under PUHCA, Section 32 of the Public Utility Holding Company Act of 1935, as amended, (15 U.S.C. ss. 79z-5a) and Part 365 of the rules and regulations of the Federal Energy Regulatory Commission (18 C.F.R. Part 365); (3) provide any and all technical and engineering support reasonably required for operation and maintenance of the Project; and (4) recommend to Owner any necessary or advisable improvements, modifications or alterations to the Project.

Personnel:                   Operator shall employ qualified personnel to
                             provide the services for the operation of the Project, including a site manager. Operator may engage any independent contractors reasonably necessary for making scheduled or unscheduled repairs to or performing maintenance on the Project in the event that Operator is not available or is otherwise unable to make or perform such repairs or maintenance.

Restrictions on Authority:   Operator shall not, without Owner's prior written
                             consent: (1) sell, lease, pledge, mortgage, convey, license, exchange, or dispose of any property or assets of Owner, including, but not limited to, any property or assets acquired by Owner, except that Operator may dispose of minor items that are incidental to the operation and maintenance of the Project such as worn-out parts, used consumables, or other sundry items which are no longer of value
                             (including, without limitation, scrap value) to the operation or maintenance of the Project; PROVIDED, HOWEVER, that any such disposition is not prohibited under any Project Document; and PROVIDED, FURTHER, that the proceeds of any such disposition shall be for the account of Owner; (2) make, enter into, execute, amend, modify, or supplement any Project Document or other contract or agreement on behalf, or in the name of, Owner;
                             (3) engage in any other transaction on behalf of Owner in contravention of this Agreement or any Project Document; (4) amend, terminate, waive any obligation of, or extend the term of, or agree to amend, terminate, waive any obligation of, or extend the term of, any

                             Project Document on behalf of Owner or take or agree to take any other action in material variance with any Project Document; or (5) settle, compromise, assign, pledge, transfer, release, or consent to do the same, any claim, suit, debt, demand, or judgment involving or in any way affecting Owner or the Project, the cost of which would be an expense to Owner under any Project Document, would affect the revenues of the Project, would be covered by any Project insurance policy or would otherwise become a liability of Owner.

Restrictions on
Expenditures:                Operator shall be authorized to make such
                             expenditures and incur such expenses on behalf of Owner as are approved by Owner in the annual Budget for the Project. In addition, Operator may incur expenses on behalf of Owner for purposes of maintenance and repairs up to [$1,000,000] per incident (if covered by Owner's insurance) or [$250,000] per incident (if not covered by Owner's insurance). Notwithstanding the foregoing, in the event of an imminent risk of personal injury, significant property or environmental damage, or significant interruption to the business of Owner
                             (an "Emergency"), Operator is authorized to incur any necessary costs and expenses without Owner's prior approval in responding to or mitigating any damage, loss or injury threatened by such Emergency, subject to reasonable limitations customary in the electricity generation industry
                             (to be included in the agreement). Operator shall notify Owner as soon as practicable under the circumstances of the occurrence of any Emergency and any resulting costs and expenses incurred or proposed to be incurred in connection with such Emergency.

Advances for Operator
Expenses:                    Operator shall notify Owner by the 20th calendar
                             day of each month of the anticipated cash requirements for the next following month necessary for Operator to perform its services under this Agreement. Operator shall promptly notify Owner of the need, if any, to make advances of the estimated operating expenses. Operator shall submit to Owner by the 20th day of each calendar month a statement and reasonably detailed breakdown of actual costs for the preceding month.

Reimbursement of
Operator Costs:              Owner shall reimburse Operator for reasonable
                             direct and indirect costs associated with the services rendered by Operator pursuant to this

                             Agreement, including costs of meals, lodging and travel, and telecommunications; indirect costs such as a reasonable allocation of Operator's general, administrative and overhead costs; reasonable fees and costs of attorneys, accountants or other third-party advisors incurred by Operator in carrying out its duties and obligations under this Agreement; and reasonable costs of all subcontractors hired by Operator in performance of services.

Operator Fee:                $500,000 per year, payable monthly in twelve
                             installments (escalated annually by factor of 1.05 from November 1994) (the "Operator Fee").

Limitation of Liability:     The total aggregate liability of Operator to Owner
                             under this Agreement during any calendar year during the term (or portion thereof if the Agreement is not in effect for a full calendar year) for any liabilities of Operator to Owner arising hereunder during such year shall not exceed an amount equal to the Operator Fee paid or payable to Operator in such year; PROVIDED, HOWEVER, that such limitations on liability shall not apply with respect to any loss, damage or liability resulting from or arising out of the fraud, gross negligence or willful misconduct of Operator, its respective agents, employees, directors, officers, delegates or subcontractors. In no event shall either party be liable to the other by way of indemnity or by reason of any breach of contract or of statutory duty or by reason of tort (including negligence or strict liability) or otherwise for any loss of profits, loss of revenue, loss of use, loss of production, loss of contracts or for any incidental, indirect, special or consequential damages of any other kind or nature whatsoever that may be suffered by the other.

Termination by
Owner:                       Owner shall be entitled to terminate this Agreement
                             (1) upon the dissolution, bankruptcy, or insolvency of Operator or (2) if Operator fails to perform any of its material obligations under this Agreement and such failure continues for thirty (30) days after Operator's receipt of written notice from Owner or Collateral Agent regarding such failure; PROVIDED, that if such failure is not capable of being cured within such thirty (30) day period, and Operator has demonstrated to Owner's reasonable satisfaction that such failure is capable of being cured and that Operator has undertaken diligent efforts to effect a cure, such period shall be extended for so long as Operator is diligently pursuing such efforts, but not to exceed an additional thirty (30) days.

Termination by
Operator:                    Operator shall be entitled to terminate this
                             Agreement (1) upon the dissolution, bankruptcy, or insolvency of Owner or (2) if Owner fails to perform any of its material obligations under this Agreement and such failure continues for thirty
                             (30) days after Owner's receipt of written notice from Operator or Collateral Agent regarding such failure; PROVIDED, that if such failure is not capable of being cured within such thirty (30) day period, and Owner has demonstrated to Operator's reasonable satisfaction that such failure is capable of being cured and that Owner has undertaken diligent efforts to effect a cure, such period shall be extended for so long as Owner is diligently pursuing such efforts, but not to exceed an additional thirty (30) days.

Special Termination Right
of Owner and Operator
upon a Change of Control:    BY OWNER: In the event that, at any time, Sithe
                             Energies, Inc. shall cease to own, directly or indirectly, at least 50% of the voting securities of Operator or at least a 40% percent interest in the Partnership (each, a "Change of Control"), then this Agreement shall automatically terminate on the date that is ninety (90) days after the occurrence of such Change of Control, unless Owner shall have furnished to Operator a written notice specifying that Owner desires the Agreement to continue in full force and effect notwithstanding such Change of Control.

                             BY OPERATOR: In the event that Owner furnishes notice to Operator that it elects to continue the Agreement in full force and effect notwithstanding a Change of Control, then notwithstanding such continuation notice, Operator shall have the right, upon furnishing to Owner written notice, to terminate the Agreement, effective upon the earlier of (i) the expiration of sixty (60) days following the receipt by Owner of a notice of termination from Operator or (ii) such earlier date as may be agreed to by Operator and Owner.

                             Any termination of this Agreement resulting from a Change of Control shall be without liability on the part of either Owner or Operator to the other as a result thereof. Each of Owner and Operator agrees to (a) promptly notify the other of the occurrence of a Change of Control affecting such person, respectively, and (b) use commercially reasonable efforts to effect an orderly transition to a new operator in the event of any termination of the Agreement.

                             The Agreement shall contain an acknowledgement by the Parties that the exercise of their respective rights and obligations under the Agreement shall be subject to the Indenture, Security Agreement and consent previously executed by Operator with the Collateral Agent.

Dispute Resolution:          New York law; submission to non-exclusive
                             jurisdiction of New York courts.

Indemnification:             Standard; mutual.

Force Majeure:               Standard.

                                                                       EXHIBIT C

                    SUMMARY OF PROPOSED TERMS AND CONDITIONS
                                     OF THE
                        ADMINISTRATIVE SERVICES AGREEMENT
                                     BETWEEN
 SITHE/INDEPENDENCE POWER PARTNERS, L.P. AND SITHE ENERGIES POWER SERVICES, INC.

Owner:                       Sithe/Independence Power Partners, L.P.

Administrative Service
Provider:                    Sithe Energies Power Services, Inc.

Term:                        Until December 31, 2014.

Services:                    Administrative Service Provider shall provide
                             services relating to (1) contract (i.e. Project
                             Documents) management and administration, accounting, financial and tax services, which shall include bookkeeping, preparation, review and analysis of the financial results of Owner, (2) preparation and revision of Project budgets
                             (including an annual budget of the Administrative
                             Service Provider for approval by Owner), (3) maintenance of control procedures for the Project budgets, (4) preparation and review of all income and non-income tax filings of Owner and coordination of all tax planning for Owner, (5)
                             cash management and treasury services, (6) maintenance of an inventory identification system,
                             (7) all bookkeeping and record keeping matters, including payroll and personnel records, journal and ledger entries and preparation of monthly, quarterly and annual financial statements, (8) procurement services which shall include advice on sourcing of products and assistance in obtaining favorable terms of purchase/credit, and (9) consulting services which shall include advice on engagement by Owner of specialized consultants;
                             PROVIDED, that, to the extent that such consultants are engaged to perform work for, or on behalf of, Owner, such consultants' fees shall be borne by the Trust directly.

Personnel:                   All personnel shall be suitably qualified, trained,
                             experienced and competent.

Restrictions on Authority:   Administrative Service Provider shall not, without
                             Owner's prior written consent: (a) settle, compromise, assign, pledge, transfer, release, or consent to do the same, any claim, suit, debt, demand, or judgment involving or in any way affecting Owner or the Project, the cost of which would be an expense to Owner under any Project Document, would affect the revenues of the Project, would be covered by any Project insurance policy or would otherwise become a liability of Owner; (b) amend, modify or terminate any Project Document; (c) enter into any contract on behalf of Administrative Service
                             Provider or Owner; (d) enter into agreements with any bank, finance or lending institution in relation to the Project; (e) make any sale, transfer, disposition or grant or purport to grant any lien or encumbrance on any property owned by Owner in relation to the Project; (f) resolve or decide any other matters deemed to be outside the ordinary course of business of Administrative
                             Service Provider as would be determined pursuant to standards of a reasonable prudent service provider;
                             (g) issue a consent, opinion or approval that is subject to lender consent under the Project
                             Documents; or (h) accept service of process on behalf of Owner or the Trustee in connection with any legal proceeding, whether arising under the Project Documents or otherwise.

Reimbursement of
Administrative Service
Provider Direct Costs:       Unless otherwise paid for by Sithe Energies Power
                             Services, Inc., Owner shall reimburse
                             Administrative Service Provider for the following:
                             (i) all costs reasonably incurred by Administrative
                             Service Provider in connection with the performance of services by Administrative Service Provider personnel, including all recruitment costs, salaries, wages, payroll taxes (including social security and labor housing charges and all taxes related to personnel seconded to Administrative
                             Service Provider), overtime pay, shift
                             differentials, fringe benefits, pensions, holiday pay, vacation pay, bonuses, termination payments, relocation expenses, travel, training and other similar costs of Administrative Service Provider personnel; PROVIDED, that such labor costs are related to Administrative Service Provider's performance under this Agreement, (ii) reasonable costs of attorneys, accountants, and other third-party advisors directly required for the performance by Administrative Service Provider of its obligations hereunder, (iii) reasonable costs incurred by Administrative Service Provider in connection with insurance maintained by
                             Administrative Service Provider in connection with its obligations hereunder, (iv) overhead costs allocated to any direct labor costs incurred in connection with the performance of the Services,
                             (v) reasonable costs incurred in connection with financial controls, data processing, management, administration and other similar services required for the performance by Administrative Service
                             Provider of its obligations hereunder, and (vi) other reasonable and similar out-of-pocket expenses directly associated with Administrative Service
                             Provider's obligations hereunder (collectively,
                             "Administrative Service Provider Direct Costs");
                             PROVIDED, HOWEVER, that Owner shall not reimburse
                             Administrative Service Provider for any income taxes directly related to the income, including the Administrative Fee, of Administrative Service
                             Provider. For purposes of "(iv)" above, overhead costs shall be conclusively presumed to equal 30% of the direct labor costs incurred in connection with the performance of the Services.

Limitation of Liability:     The total aggregate liability of Administrative
                             Service Provider to Owner under this Agreement during any calendar year during the term (or portion thereof if the Agreement is not in effect for a full calendar year) for any liabilities of Administrative Service Provider arising hereunder during any given year shall not exceed one hundred thousand dollars ($100,000.00); PROVIDED, HOWEVER, that such limitations on liability shall not apply with respect to any loss, damage or liability resulting from or arising out of the fraud, gross negligence or willful misconduct of Administrative
                             Service Provider, its respective agents, employees, directors, officers, delegates or subcontractors.
                             In no event shall either party be liable to the other by way of indemnity or by reason of any breach of contract or of statutory duty or by reason of tort (including negligence or strict liability) or otherwise for any loss of profits, loss of revenue, loss of use, loss of production, loss of contracts or for any incidental, indirect, special or consequential damages of any other kind or nature whatsoever that may be suffered by the other.

Termination by Owner:        Owner shall be entitled to terminate this Agreement
                             (1) upon the dissolution, bankruptcy, or insolvency of Administrative Service Provider or (2) if
                             Administrative Service Provider fails to perform any of its material obligations under this Agreement and such failure continues for a period greater than thirty (30) days after Administrative
                             Service Provider's receipt of written notice from Owner or Collateral Agent regarding such failure, PROVIDED, that if such failure is not capable of being cured within such thirty (30) day period, and Administrative Service Provider has demonstrated to Owner's reasonable satisfaction that such failure is capable of being cured and that Administrative
                             Service Provider has
                             undertaken diligent effort to effect a cure, such period shall be extended for so long as Administrative Service Provider is diligently pursuing such efforts, but not to exceed an additional thirty (30) days.

Termination by
Administrative Service
Provider:                    Administrative Service Provider shall be entitled
                             to terminate this Agreement (1) upon the dissolution, bankruptcy, or insolvency of Owner or
                             (2) if Owner fails to perform any of its material obligations under this Agreement and such failure continues for a period greater than thirty (30) days after Owner's receipt of written notice from Administrative Service Provider or Collateral Agent regarding such failure, PROVIDED, that if such failure is not capable of being cured within such thirty (30) day period, and Owner has demonstrated to Administrative Service Provider's reasonable satisfaction that such failure is capable of being cured and that Owner has undertaken diligent effort to effect a cure, such period shall be extended for so long as Owner is diligently pursuing such efforts, but not to exceed an additional thirty
                             (30) days.

Cross-Termination:           The Administrative Services Agreement shall
                             automatically terminate upon termination of the Second Amended and Restated Operations and
                             Maintenance Agreement.

                             The Agreement shall contain an acknowledgement by the Parties that the exercise of their respective rights and obligations under the Agreement shall be subject to the Indenture and the Security Agreement and the parties shall enter into a consent with the Collateral Agent under the Security Agreement similar in form and substance to the consent previously executed by Operator in connection with the Amended and Restated Operations and Maintenance Agreement dated as of August 25, 1992.

Dispute Resolution:          New York law; submission to non-exclusive
                             jurisdiction of New York courts.

Indemnification:             Standard; mutual.

Force Majeure:               Standard.